Exhibit 10.9

EXECUTION COPY

STOCK PURCHASE AGREEMENT

AMONG

CTPARTNERS EXECUTIVE SEARCH INC.,

CTPARTNERS LA (USA) LLC (AS BUYERS),

CTPARTNERS LATIN AMERICA, INC.,

CTP VEN CORP. (AS SELLERS),

THE KEY PERSONS,

AND

NESTOR D’ANGELO (AS KEY PERSON REPRESENTATIVE)

Dated January 31, 2012

EXECUTION COPY

i

EXECUTION COPY

EXECUTION COPY

EXECUTION COPY

EXECUTION COPY

v

EXECUTION COPY

EXHIBIT A-1	Vacation Accrual
EXHIBIT A-2	Aggregate Transferred Asset Consideration
EXHIBIT B	Seller Note
EXHIBIT C	Transition Services Agreement
EXHIBIT D	Key Person Non-Compete Agreement of Lourit Andrade
EXHIBIT E	Key Person Non-Compete Agreement of Eduardo Antunovic
EXHIBIT F	Key Person Non-Compete Agreement of Karin Brandes
EXHIBIT G	Key Person Non-Compete Agreement of Jorge Caridad
EXHIBIT H	Key Person Non-Compete Agreement of Magui Castro
EXHIBIT I	Key Person Non-Compete Agreement of Nestor D’Angelo
EXHIBIT J	Key Person Non-Compete Agreement of Fernando Lezama
EXHIBIT K	Key Person Non-Compete Agreement of Pablo Londono
EXHIBIT L	Key Person Non-Compete Agreement of Alan MacDonald
EXHIBIT M	Key Person Non-Compete Agreement of Christina Mejia
EXHIBIT N	Key Person Non-Compete Agreement of Maria Alejandra Trujillo
EXHIBIT O	Key Person Non-Compete Agreement of Arthur Vasconcellos
EXHIBIT P	Key Person Non-Compete Agreement of Cali Santa Maria
EXHIBIT Q	Key Person Non-Compete Agreement of Angelica Wigan

The Exhibits and Schedules to this agreement have not been filed with this agreement. Pursuant to Item 601(b)(2) of Regulation S-K, such documents are immaterial to an investment decision. A copy of any of these omitted documents will be furnished to the Commission by CTPartners upon the Commission’s request.

Execution Version

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, dated as of January 31, 2012, is made and entered into among CTPartners Executive Search Inc., a Delaware corporation (“CTP USA”), CTPartners LA (USA) LLC, a Delaware limited liability company (“CTP LLC”, and together with CTP USA, the “Buyers”), CTPartners Latin America, Inc., a BVI corporation (“CTP L.A.”), CTP VEN Corp., a Panamanian corporation (“CTP VEN”, and together with CTP L.A., the “Sellers”), the key persons listed on Schedule 15.1(d) attached hereto (the “Key Persons”), and Nestor D’Angelo, in his capacity as Key Person Representative (the “Key Person Representative”).

RECITALS:

WHEREAS, CTP L.A. and certain of its Affiliates, the Prior Companies (defined below), provided executive search services to clients in the territory of Latin America (the “Latin American Business”);

WHEREAS, Sellers desire to sell and Buyers desire to acquire the Latin American Business;

WHEREAS, prior to the date of this Agreement, in order to induce Buyers to purchase the Latin American Business, CTP L.A. and the Prior Companies agreed to restructure their corporate schemes by transferring certain of the employees and assets necessary to the Latin American Business to the Transferred Companies (defined below) (the “Restructuring”);

WHEREAS, CTP L.A. and the Prior Companies completed the Restructuring as of January 1, 2012;

WHEREAS, as of the date of this Agreement, CTP L.A. owns 9,999 quotas of Panama Holding Company 1 and 9,999 quotas of Panama Holding Company 2, which represents 99.9% of the outstanding capital stock of each of Panama Holding Company 1 and Panama Holding Company 2 (collectively, the “CTP L.A. Shares”);

WHEREAS, as of the date of this Agreement, CTP VEN owns 1 quota of Panama Holding Company 1 and 1 quota of Panama Holding Company 2, which represents 0.1% of the outstanding capital stock of each of Panama Holding Company 1 and Panama Holding Company 2 (collectively, the “CTP VEN Shares”);

WHEREAS, as of the date of this Agreement, Panama Holding Company 1 owns beneficially and of record a certain percentage of the issued and outstanding equity interests of each of the Operating Companies (as more fully set forth in Section 4.3, below);

WHEREAS, as of the date of this Agreement, Panama Holding Company 2 owns beneficially and of record a certain percentage of the issued and outstanding equity interests of each of the Operating Companies (as more fully set forth in Section 4.3, below);

EXECUTION COPY

WHEREAS, as of the date of this Agreement, Panama Holding Company 1 and Panama Holding Company 2 collectively own all of the issued and outstanding equity interests of the Operating Companies;

WHEREAS, CTP L.A. desires to sell and CTP USA desires to purchase the CTP L.A. Shares; and

WHEREAS, CTP VEN desires to sell and CTP LLC desires to purchase the CTP VEN Shares.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. For convenience, certain terms used in more than one section of this Agreement are listed in alphabetical order and defined or referred to below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both singular and plural forms of the terms defined).

“Affiliate” means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, another Person.

“Agreement” means this Agreement, all of the exhibits, and Schedules hereto.

“Brazil License” is defined in Section 10.15.

“Business” means the engagement or performance of executive search services.

“Business Day” means any day on which New York Stock Exchange is open for trading.

“Buyers” is defined in the preamble.

“Buyer Indemnified Person” and “Buyer Indemnified Persons” are defined in Section 15.1(a).

“Closing” has the meaning set forth in Section 14.1.

“Closing Date” has the meaning set forth in Section 14.1.

“Closing Day Payment” has the meaning set forth in Section 2.2(a).

“Contract” means written contracts, agreements and commitments, and any contracts, agreements and commitments, to which a Person is a party or by which a Person is otherwise bound.

“CTP Brazil” means CTP Brazil Holdings and CTP Brazil Operations, jointly.

EXECUTION COPY

“CTP Brazil Holdings” means CTPartners Participações Ltda., a limited liability company duly incorporated and organized under the laws of the Federative Republic of Brazil, with registered office in the City and State of São Paulo, at Avenida das Nações Unidas no. 12901, 3rd floor, Torre Norte do Centro Empresarial Nações Unidas (CENU), Conjunto N-302-Parte, CEP 04578-000, registered in the CNPJ/MF under no. 13.921.039/0001-93.

“CTP Brazil Operations” means CTPartners Serviços em Recursos Humanos Ltda., a limited liability company duly incorporated and organized under the laws of the Federative Republic of Brazil, with registered office in the City and State of São Paulo, at Avenida das Nações Unidas, 12901, 3rd floor, Torre Norte do Centro Empresarial Nações Unidas (CENU), Conjunto N-302-Parte, CEP 04578-000, registered in the CNPJ/MF under no. 13.884.090/0001-72.

“CTP Brazil Operations Employee Plan” is defined in Section 10.6.

“CTP Brazil Operations Leased Property” is defined in Section 10.9.

“CTP Chile” means CTPartners Chile Limitada.

“CTP Chile Employee Plan” is defined in Section 11.5.

“CTP Chile Leased Property” is defined in Section 11.8.

“CTP Chile Licenses” is defined in Section 11.4.

“CTP Colombia” means CTPartners de Colombia Ltda.

“CTP Colombia Employee Plan” is defined in Section 7.5.

“CTP Colombia Leased Property” is defined in Section 7.8.

“CTP Colombia Licenses” is defined in Section 7.14.

“CTP L.A. Shares” is defined in the recitals.

“CTP L.A.” is defined in the preamble.

“CTP LLC” is defined in the preamble.

“CTP Mexico Employer” means Servicios CTPartners Consultores de México, S. de R.L. de C.V.

“CTP Mexico Operations” means CTPartners Consultores de México, S. de R.L. de C.V.

“CTP Mexico Operations Leased Property” is defined in Section 6.9.

“CTP Panama Leased Property” means all real property and interests in real property leased as lessee by CTPartners de Panamá S. de R.L.

EXECUTION COPY

“CTP Peru” means CTPartners DE PERU S.R.L.

“CTP Peru Employee Plan” is defined in Section 5.5.

“CTP Peru Leased Property” is defined in Section 5.8.

“CTP Peru Licenses” is defined in Section 5.14.

“CTP USA” is defined in the preamble.

“CTP VEN” is defined in the preamble.

“CTP Venezuela” means CTPartners Corporacion S.R.L.

“CTP Venezuela Employee Plan” is defined in Section 8.5.

“CTP Venezuela Leased Property” is defined in Section 8.8.

“CTP Venezuela Licenses” is defined in Section 8.14.

“CTP VEN Shares” is defined in the recitals.

“Damages” has the meaning set forth in Section 15.1(a).

“Dollars”, “dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Effective Date” has the meaning set forth in Section 14.1.

“Financial Statements” has the meaning set forth in Section 3.1.

“GAAP” has the meaning set forth in Section 3.1.

“Governing Documents” means with respect to any particular entity, (a) if a corporation, the articles or certificate of incorporation and the regulations and/or bylaws; (b) if a general partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability company, the articles of organization, estatutos sociales and operating agreement; (e) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of the Person; (f) if a sociodad de responsabilidad, the Bylaws, Partners Agreements and Partners meetings; (g) all equityholders’ agreements, quota holders’ agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person or relating to the rights, duties and obligations of the equityholders of any Person; and (h) any amendment or supplement to any of the foregoing.

“Governmental Authority” means any federal, state, regional, municipal, local or foreign government and any court, tribunal, administrative agency, department, political subdivision,

EXECUTION COPY

governmental entity, commission or other governmental, government appointed, quasi-governmental or regulatory authority, or agency, domestic, foreign or supranational and any governmental entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government having jurisdiction over any of Sellers, Buyers and the Transferred Companies, as applicable.

“Indemnified Party” means the Buyer Indemnified Person or Seller Indemnified Person, as the case may be, that has asserted a claim under Section 15.2.

“Indemnifying Party” means the party against whom a claim has been asserted under Section 15.2, as the case may be.

“Intellectual Property” means: (i) patents, patent applications, patent disclosures, industrial designs and industrial design applications, (ii) trademarks, trademark applications, service marks, trade dress, trade names, logos, brand names, corporate names and domain names, including all good will associated therewith, and all applications, registrations and renewals in connection therewith, (iii) copyrights and applications, registrations and renewals in connection therewith, (iv) proprietary software, data processing system, data management system, source codes, software, as well as third parties licensed software, and (v) know-how, technology, trade secrets, designs, processes, formulaes, inventions, discoveries and other confidential or proprietary information.

“Key Person” is defined in the preamble.

“Key Person Non-Compete Agreement” is defined in Section 13.9.

“Key Person Representative” is defined in the preamble.

“Knowledge” an individual will be deemed to have Knowledge of a particular fact or other matter if:

(a) that individual is actually aware of that fact or matter; or

(b) a prudent individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representation or warranty contained in this Agreement.

Each of Sellers will be deemed to have Knowledge of a particular fact or other matter if a Key Person has, or at any time had, Knowledge of that fact or other matter.

“Latin American Business” is defined in the recitals.

“Law” means any applicable foreign, federal, state or local law (including common law), statute, treaty, rule, directive, regulation, ordinances and similar provisions having the force or effect of law, or an Order.

EXECUTION COPY

“Lien” means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, license, charge, option, right of first refusal, easement, restriction, reservation, servitude, or encumbrance.

“Material Adverse Effect” means a material adverse effect on the business, assets, properties, results of operations or financial condition of an entity, other than an effect resulting from an Excluded Matter. “Excluded Matter” means any one or more of the following: (i) the effect of any change in the United States or foreign economies or securities or financial markets in general; (ii) the effect of any change that generally affects any industry in which the Sellers or any of the Transferred Companies operate; (iii) the effect of any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof; (iv) the effect of any action taken by Buyers or their Affiliates with respect to the transactions contemplated hereby or with respect to the Transferred Companies; (v) any matter of which Buyers have Knowledge as of the date hereof; (vi) the effect of any changes in applicable Laws or accounting rules; (vii) the failure of the Sellers and their Affiliates to meet any of its internal projections; or (viii) any effect resulting from the public announcement of this Agreement, compliance with terms of this Agreement or the consummation of the transactions contemplated by this Agreement.

“Mexican Companies” means CTP Mexico Operations and CTP Mexico Employer.

“Mexican Companies Employee Plans” is defined in Section 6.5.

“Mexican Companies Licenses” is defined in Section 6.15.

“Non-Compete Termination Date” has the meaning set forth in Section 13.6(a).

“Operating Companies” means CTP Peru, CTP Mexico Operations, CTP Mexico Employer, CTP Colombia, CTP Venezuela, CTP Brazil Holdings, and CTP Chile.

“Order” means any judgment, writ, decree, determination, award, compliance agreement, settlement agreement, injunction, ruling, judicial or administrative order, determination or other restriction of any Governmental Authority or arbitrator.

“Panama Holding Companies” means Panama Holding Company 1 and Panama Holding Company 2.

“Panama Holding Company 1” means CTPartners Latin America S. de R.L.

“Panama Holding Company 2” means CTP S. de R. L.

“Panama Licenses” is defined in Section 9.13.

“Permitted Encumbrance” means (i) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over any Real Property that are not violated in any material respect by the current use and operation of the Real Property, and (ii) covenants, conditions, restrictions, easements, encumbrances and other similar matters of record affecting title to or use of the Real Property.

EXECUTION COPY

“Person” means an individual, corporation partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or, as applicable, any other entity.

“Prior Companies” means the following entities: CTPartners Brasil Consultoria Ltda., a company duly organized and existing under the laws of Brazil, with its head office in Brazil, in the City and State of São Paulo, at Avenida das Nações Unidas no. 12.901, 3rd floor, Torre Norte do Centro Empresarial Nações Unidas (CENU), Conjunto N-302-Parte, registered in the Taxpayers’ Register (CNPJ/MF) under no. 08.789.581/0001-02; CT Administración de Servicios, S.A. de CV (México) a company duly organized and existing under the laws of México; CT Partners Latin America S.A.(Colombia) a company duly organized and existing under the laws of Colombia; CT Partners Latin America C.A. (Venezuela) a company duly organized and existing under the laws of Venezuela; CT Partners Consultores Limitada. (Chile) a company duly organized and existing under the laws of Chile; and CT Partners Latin America S.A.C. (Perú) a company duly organized and existing under the laws of Perú.

“Prior Companies Employee Plans” is defined in Section 3.4(a).

“Prior Companies Leased Property” is defined in Section 3.7.

“Pro Rata Share” means each Key Person’s pro rata ownership of the equity interests of each of CTP L.A. and CTP VEN, as specifically set forth on Schedule 15.1(d).

“Purchase Price” has the meaning set forth in Section 2.2.

“Real Property” means the CTP Peru Leased Property, CTP Mexico Operations Leased Property, CTP Panama Leased Property, CTP Chile Leased Property, CTP Brazil Operations Leased Property, CTP Colombia Leased Property, and CTP Venezuela Leased Property.

“Referee” means an independent “Big 4” accounting firm or another internationally recognized independent accounting firm chosen jointly by Buyers and Sellers.

“Restructuring” is defined in the recitals.

“Seller Note” is defined in Section 2.2(b).

“Sellers” is defined in the preamble.

“Seller Indemnified Person” and “Seller Indemnified Persons” are defined in Section 15.1(c)

“Shares” means the CTP L.A. Shares and the CTP VEN Shares.

“Straddle Period” means any taxable period that includes (but does not end on) the Effective Date.

EXECUTION COPY

“Subsidiary” means any Person of which at least a majority of the outstanding shares or other equity interests having ordinary voting power for the election of directors or comparable managers are owned, directly or indirectly, by another Person.

“Tax” or “Taxes” means all federal, state, county, local, municipal, foreign and other taxes, assessments or similar charges.

“Tax Return” or “Tax Returns” means all returns, reports, estimates and statements filed or to be filed with any Taxing Authority in connection with the determination, assessment, collection or administration of any Taxes.

“Taxing Authority” means any domestic, foreign, federal, state, county, or municipal government exercising tax regulatory authority.

“Third Party Claim” has the meaning set forth in Section 15.2.

“Transfer Taxes” is defined in Section 13.2.

“Transferred Companies” means the Panama Holding Companies, the Operating Companies and CTP Brazil Operations.

ARTICLE II

THE ACQUISITION

SECTION 2.1 Purchase and Sale of Shares. On the terms and subject to the conditions hereof, upon the Closing: (a) CTP L.A. will sell, assign, transfer and convey to CTP USA, and CTP USA will purchase and acquire from CTP L.A., all rights, title and interest of CTP L.A. in and to the CTP L.A. Shares; and (b) CTP VEN will sell, assign, transfer and convey to CTP LLC, and CTP LLC will purchase and acquire from CTP VEN, all rights, title and interest of CTP VEN in and to the CTP VEN Shares.

SECTION 2.2 Consideration for the Shares. The aggregate purchase price for the Shares shall be Ten Million Four Hundred Ninety-Three Thousand Eight Hundred Fifty Dollars and No Cents ($10,493,850) minus the sum of (i) the accrued vacation of the employees of the Transferred Companies, as set forth on Exhibit A and (ii) the aggregate consideration to be paid by each of the Transferred Companies to its respective Prior Company in connection with the acquisition of certain of the Prior Companies’ assets by the Transferred Companies, as set forth on Exhibit A-2 (the “Purchase Price”), payable as follows:

(a) At the Closing, Buyers shall pay to Sellers by wire transfer of immediately available funds to such account or accounts as Sellers shall have designated in writing at least seven days prior to the Closing Date, the sum of Five Million Two Hundred Forty-Three Eight Hundred Fifty Dollars and No Cents ($5,243,850) minus the sum of (i) the accrued vacation of the employees of the Transferred Companies, as set forth on Exhibit A-1 and (ii) the aggregate consideration paid or to be paid by each of the Transferred Companies to its respective Prior Company in connection with the acquisition of certain of the Prior Companies’ assets by the Transferred Companies, as set forth on Exhibit A-2 (the “Closing Day Payment”); and

EXECUTION COPY

(b) At the Closing, CTP USA shall execute and deliver to CTP L.A. a Subordinated Promissory Note in the original principal amount of Five Million Two Hundred and Fifty Dollars and No Cents ($5,250,000) (“Seller Note”), a form of which is attached hereto as Exhibit B.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLERS REGARDING THE PRIOR

COMPANIES

Each of Sellers represents and warrants to Buyers that each of the statements contained in this Article III is true and correct as of the Closing Date.

SECTION 3.1 Financial Statements. Sellers have delivered to Buyers (a) copies of the balance sheets of the Prior Companies on a consolidated basis as of June 30, 2011, together with the related consolidated statements of operations and retained earnings for the years then ended (the “Financial Statements”). The Financial Statements (i) were prepared in accordance with generally accepted accounting principles applied on a consistent basis (“GAAP”) throughout the periods covered thereby, and (ii) present fairly in all material respects the financial position and results of operations of the Prior Companies as of such dates and for the periods then ended.

SECTION 3.2 Absence of Undisclosed Liabilities. To the Knowledge of the Key Persons, there are no material liabilities or financial obligations of any of the Prior Companies except those (a) that are provided for or reserved against in the Financial Statements, (b) arising after the date of the most recent balance sheet of the Prior Companies in the ordinary course of business, consistent with past practice or (c) that are incurred in connection with the transactions contemplated by this Agreement. This representation shall not be deemed breached as a result of a change in GAAP after the Closing Date.

SECTION 3.3 Absence of Certain Changes. Except for matters relating to the transactions contemplated by this Agreement and the Restructuring, since January 1, 2009, each of the Prior Companies has operated in the ordinary course of business and none of the Prior Companies has suffered any material adverse changes in its business, operations or financial position.

SECTION 3.4 Employee Benefit Plans.

(a) Schedule 3.4(a) sets forth a true and complete list and description (including without limitation applicable premiums, deductibles and term) of each vacation or paid time off, severance, termination, retention, change in control, employment, incentive compensation, performance, profit sharing, stock-based, stock-related, stock option, stock award, fringe benefit, health, life, disability, accident, group insurance, perquisite, stock purchase, stock ownership, phantom stock and deferred compensation plan, arrangement, agreement and understanding and any other compensation, cafeteria, benefit and fringe benefit plans, and each bonus or other incentive compensation or other equity-based compensation of each of the Prior Companies since January 1, 2009 (collectively “Prior Companies Employee Plans”).

(b) Sellers have delivered to Buyers true, accurate and complete copies of (i) the documents comprising each Prior Companies Employee Plan (or, with respect to any Prior Companies Employee Plan which is unwritten, a detailed written description of eligibility, participation, benefits, funding arrangements, assets and any other matters which relate to the

EXECUTION COPY

obligations of the Prior Companies); (ii) all trust agreements, insurance contracts or any other funding instruments related to the Prior Companies Employee Plans; (iii) all rulings, determination letters, no-action letters or advisory opinions from any other Governmental Authority that pertain to each Prior Companies Employee Plan and any open requests therefor; (iv) all contracts with third-party administrators, actuaries, investment managers, consultants and other independent contractors that relate to any Prior Companies Employee Plan; and (v) all summary plan descriptions, summaries of material modifications and memoranda, employee handbooks and other written communications regarding the Prior Companies Employee Plans.

SECTION 3.5 Insurance. Schedule 3.5 sets forth a true and complete list and description (including without limitation applicable premiums, deductibles, term and material claims made) of each insurance policy to which each of the Prior Companies is or, since January 1, 2009, had been a party, named insured or otherwise the beneficiary of coverage, or under which the any of the Prior Companies or any director, manager, or officer of each of the Prior Companies is or was a party, an insured or otherwise a beneficiary of coverage. None of the Prior Companies has or, since January 1, 2009, had any self-insured or co-insurance programs or reported any material claims under any of their insurance policies.

SECTION 3.6 Taxes. The Prior Companies have timely filed with the appropriate Taxing Authority all of the Tax Returns required to be filed by it as of the date hereof, and will timely file all such Tax Returns as are required to be filed by it on, before or after the Closing Date. All such Tax Returns are or will be true and correct, and all Taxes owed by the Prior Companies (whether or not shown on any Tax Return) have been paid in full or adequately reserved for in accordance with GAAP in the Financial Statements of the Prior Companies. No waiver of any statute of limitations relating to Taxes has been executed or given by the Prior Companies. No Tax Return of any of the Prior Companies is currently under audit by any other Taxing Authority. There is no Taxing Authority now asserting or, to Sellers’ Knowledge, threatening to assert against any of the Prior Companies any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith.

SECTION 3.7 Environmental Matters. Each of the Prior Companies has been and is in compliance with all environmental laws applicable to the operations and conduct of the Business and its use of the any property leased by any of the Prior Companies (the “Prior Companies Leased Property”), including without limitation the generation, transportation, treatment, storage and disposal of hazardous materials. None of the Prior Companies is currently subject to any claim, demand or action by any governmental authority or other person (i) based upon an alleged violation of environmental Laws or (ii) alleging any actual or threatened injury or damage to any person, property, natural resource or the environment, arising from or relating to the actual or alleged violation of environmental laws. To Sellers’ Knowledge, neither the Prior Companies Leased Property nor any operations or activities by any of the Prior Companies or its employees at the Prior Companies Leased Property is subject to any judicial or administrative inquiry, investigation, action, order, consent, agreement or any lien. Each of the Prior Companies has obtained and is in compliance in all material respects with all permits, licenses and governmental authorizations pursuant to environmental laws necessary for operation of the Business, and all such permits are valid and in force. Each of the Prior Companies has filed all reports and notifications required to be filed under and pursuant to all applicable environmental Laws.

EXECUTION COPY

SECTION 3.8 Litigation. There are no material lawsuits, claims, proceedings, administrative proceedings or investigations pending or, to Sellers’ Knowledge, threatened by or against any of the Prior Companies.

SECTION 3.9 Prohibited Transactions. None of the Prior Companies has made, offered to make or agreed to make any payment contribution, gift, bribe, payoff, influence payment, kickback or other similar payment to any local or foreign official. None of the Prior Companies, and to Sellers’ Knowledge, none of its customers or Affiliates, has exported a product for an end-use or country of destination that is prohibited under applicable Law.

SECTION 3.10 Compliance with Laws. Each of the Prior Companies is in material compliance with all applicable Laws. The Prior Companies complied with all applicable Laws in connection with the Restructuring, including without limitation any Law applicable to the transfer of employees, Contracts, or any other assets from the Prior Companies to the Transferred Companies. To Sellers’ Knowledge, no action is pending or threatened against any of the Prior Companies alleging any failure to so comply with any applicable Law.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLERS REGARDING SELLERS AND

ALL TRANSFERRED COMPANIES

Each of Sellers represents and warrants to Buyers that each of the statements contained in this Article IV is true and correct as the Closing Date.

SECTION 4.1 Organization and Authorization. CTP L.A. is a corporation, duly organized, validly existing and in good standing under the laws of the British Virgin Islands. CTP VEN is a corporation, duly organized, validly existing and in good standing under the laws of Panama. Sellers have delivered to Buyers complete and correct copies of Sellers’ Governing Documents. Each of Sellers has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Sellers, the performance by each of Sellers of its obligations hereunder, and the consummation by Sellers of the transactions contemplated hereby, have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by each of Sellers and constitutes a valid and binding obligation of each of Sellers, enforceable against it in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

SECTION 4.2 No Violation. Neither the execution and delivery of this Agreement by either Seller, the performance by either Seller of its obligations hereunder nor the consummation by either Seller of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of either of Sellers’ Governing Documents, (b) materially violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under the terms, conditions or provisions of any note, bond, mortgage, indenture or deed of trust, or any license, lease or agreement to which either of Sellers is a party or (c) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any Governmental Authority applicable to either Seller.

EXECUTION COPY

SECTION 4.3 Capitalization of the Transferred Companies.

(a) Schedule 4.3(a) sets forth for each Transferred Company the amount of its authorized capital stock or equity interests and the record and beneficial owners of its capital stock or equity interests. Except as otherwise set forth on Schedule 4.3(a), all the outstanding shares of capital stock or equity interests, as the case may be, of each Transferred Company has been validly issued, are fully paid and non-assessable, and were not issued in violation of any pre-emptive rights. There are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating any of the Transferred Companies to issue any additional shares of its capital stock or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock or equity interests, as the case may be.

(b) CTP L.A. has good and valid title to the CTP L.A. Shares, free and clear of all Liens. CTP VEN has good and valid title to the CTP VEN Shares, free and clear of all Liens. Panama Holding Company 1 and Panama Holding Company 2 have good and valid title to all of the outstanding equity interests of the Operating Companies, free and clear of all Liens. CTP Brazil Holdings has good and valid title to its equity interests in CTP Brazil Operations, free and clear of all Liens. The Transferred Companies are not obligated to redeem or otherwise acquire any of their stock or other equity interests, as the case may be.

(c) Upon delivery to CTP USA at the Closing of the certificates representing the CTP L.A. Shares, duly endorsed for transfer by CTP L.A., and upon CTP L.A.’s receipt of the Purchase Price, good and valid title to the CTP L.A. Shares will pass to CTP USA, free and clear of all Liens, other than those arising from acts of CTP USA or its Affiliates.

(d) Upon delivery to CTP LLC at the Closing of the certificates representing the CTP VEN Shares, duly endorsed for transfer by CTP VEN, and upon CTP VEN’s receipt of the Purchase Price, good and valid title to the CTP VEN Shares will pass to CTP LLC, free and clear of all Liens, other than those arising from acts of CTP LLC or its Affiliates.

SECTION 4.4 Subsidiaries and Equity Investments. Except for the Prior Companies and the Transferred Companies, each of Sellers has no other Subsidiaries or any other direct or indirect equity ownership in any Person.

SECTION 4.5 Consents and Approvals. Except as set forth in Schedule 4.5, no filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or Governmental Authority having jurisdiction over Sellers is necessary for the consummation by Sellers of the transactions contemplated by this Agreement other than those that may be required solely by reason of Buyers’ participation in the transactions contemplated hereby.

SECTION 4.6 Absence of Undisclosed Liabilities. Except as set forth on Schedule 4.6(a), there are no material liabilities or financial obligations of any of the Transferred Companies other than those incurred in the ordinary course of business and consistent with past practice of the Prior

EXECUTION COPY

Companies, including without limitation, liability for any Taxes. Except as set forth on Schedule 4.6(b), to the Sellers’ Knowledge, none of the Transferred Companies are liable, responsible or otherwise obligated for the liabilities or financial obligations of the Prior Companies, whether such liability or obligation is known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, due or to become due, vested or unvested, executory, or determined or undeterminable.

SECTION 4.7 Absence of Certain Changes. Except for matters relating to the transactions contemplated by this Agreement, since the date of formation of each of the Transferred Companies, each of the Transferred Companies has not suffered any material adverse changes in their businesses, operations or financial position.

SECTION 4.8 Litigation. There are no lawsuits, actions, claims, proceedings, administrative proceedings or investigations pending or, to Sellers’ Knowledge, threatened by or against any of Sellers.

SECTION 4.9 Compliance with Laws. Each of Sellers is in material compliance with all applicable Laws.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SELLERS REGARDING CTP PERU

Each of Sellers represents and warrants to Buyers that each of the statements contained in this Article V is true and correct as of January 1, 2012, and that between such date and the Closing Date, there has been no Material Adverse Effect that would make any of the representations and warranties of Sellers regarding CTP Peru incorrect or untrue in any material respect. Further, each of Sellers represents and warrants to Buyers that each of the statements contained in this Article V that are not qualified by materiality are true and correct in all material respects at and as of the Closing Date as though then made, and the representations and warranties contained in this Article V that are qualified by materiality are true and correct as written and as so qualified at and as of the Closing Date as though then made.

SECTION 5.1 Organization and Qualification. CTP Peru is a Sociedad de Responsabilidad Limitada duly organized, validly existing and in good standing under the laws of Peru, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. CTP Peru is qualified or licensed to do business and is in good standing in every jurisdiction where the nature of the business conducted by it or the properties owned or leased by it requires qualification. Sellers have delivered to Buyers complete and correct copies of the Governing Documents of CTP Peru.

SECTION 5.2 No Violation. Neither the execution and delivery of this Agreement by either Seller, the performance by either Seller of its obligations hereunder nor the consummation by either Seller of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of CTP Peru’s Governing Documents, (b) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under the terms, conditions or provisions of any note, bond, mortgage, indenture or deed of trust, or any license, lease or agreement to which CTP Peru is a party or (c) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any Governmental Authority applicable to CTP Peru.

EXECUTION COPY

SECTION 5.3 Subsidiaries and Equity Investments. CTP Peru has no Subsidiaries or any direct or indirect equity ownership in any Person.

SECTION 5.4 Consents and Approvals. Except as set forth in Schedule 5.4, no filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or Governmental Authority having jurisdiction over CTP Peru is necessary for the consummation by Sellers of the transactions contemplated by this Agreement other than those that may be required solely by reason of Buyers’ participation in the transactions contemplated hereby.

SECTION 5.5 Employee Benefit Plans. Except as set forth on Schedule 5.5, CTP Peru is not a party to any CTP Peru Employee Plans. “CTP Peru Employee Plan” means vacation or paid time off, severance, termination, retention, change in control, employment, incentive compensation, performance, profit sharing, stock-based, stock-related, stock option, stock award, fringe benefit, health, life, disability, accident, group insurance, perquisite, stock purchase, stock ownership, phantom stock and deferred compensation plan, arrangement, agreement and understanding and any other compensation, cafeteria, benefit and fringe benefit plans, and each bonus or other incentive compensation or other equity-based compensation.

SECTION 5.6 Employees; Officers and Directors.

(a) There are no labor disputes pending, or to Sellers’ Knowledge, threatened between CTP Peru, on the one hand, and its employees, on the other hand, and there have been no such disputes. No employee of CTP Peru is represented by a labor union;

(b) CTP Peru is not a party to, or otherwise subject to, any collective bargaining agreement or other labor union contract;

(c) There is no organizational effort currently being made, or to Sellers’ Knowledge, threatened by, or on behalf of, any labor union to organize CTP Peru’s employees; and

(d) Schedule 5.6(d) contains a list of all individuals who are employees of CTP Peru as of the date of this Agreement and sets forth for each such employee: (i) name, (ii) title or position, and (iii) current compensation, and also contains a complete and accurate list of all cash compensation paid to such employees, including, without limitation, wages, salaries, bonuses (discretionary and formula) and other cash compensation. In addition, Schedule 5.6(d) contains a complete and accurate description of any promised increases in cash compensation for employees that have not yet been affected. Schedule 5.6(d) contains a list of liabilities or obligations (whether such liability or obligation is known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, due or to become due, vested or unvested, executory, or determined or undeterminable) of CTP Peru, if any, in connection with the CTP Peru employees’ transfer of employment to CTP Peru and CTP Peru’s employment of any of CTP Peru’s employees, including without limitation, those liabilities or obligations in connection with any doctrine of employer substitution.

(e) Schedule 5.6(e) contains the list of all of the duly elected officers and General Manager of CTP Peru. Except as set forth on Schedule 5.6(e), no such member receives compensation in connection with his or her service as a governing member.

EXECUTION COPY

SECTION 5.7 Intellectual Property. CTP Peru owns or has a valid right to use all Intellectual Property used or held for use in connection with its business. CTP Peru’s rights do not infringe any Intellectual Property rights of any third party and no Intellectual Property of any third party infringes on the Intellectual Property of CTP Peru. Except as disclosed on Schedule 5.7, no registered Intellectual Property has been issued to CTP Peru. Schedule 5.7 also sets forth all Intellectual Property that CTP Peru owns and that any Person other than CTP Peru owns and CTP Peru uses.

SECTION 5.8 Real Property. CTP Peru does not own any real property or any interests in real property. Schedule 5.8 sets forth a complete list of all real property and interests in real property leased by CTP Peru (“CTP Peru Leased Property”) as lessee or lessor, including a description of each such CTP Peru Leased Property (including the name of the third party lessor or lessee and the date of the lease or sublease and all amendments thereto). Sellers have delivered or made available to Buyers all CTP Peru Leased Property agreements, together with all amendments, modifications or supplements, if any, thereto. None of the CTP Peru Leased Property agreements contain an assignment clause under which the execution of this Agreement would affect CTP Peru rights to the CTP Peru Leased Property. With respect to each of the CTP Peru Leased Properties: (i) CTP Peru’s possession and quiet enjoyment of the CTP Peru Leased Properties has not been disturbed, and to the Knowledge of Sellers, there are no disputes with respect to the CTP Peru Leased Properties, (ii) no security deposit or portion thereof has been applied for a breach or default under the CTP Peru Leased Properties that has not been re-deposited in full, (iii) CTP Peru does not owe and will not owe in the future any brokerage commissions or finder’s fees with respect to the CTP Peru Leased Properties, (iv) CTP Peru has not subleased, licensed or otherwise granted any Person the right to use or occupy the CTP Peru Leased Property or any portion thereof, (v) the Transferred Companies have not collaterally assigned or granted any other security interest in the CTP Peru Leased Properties or any interest therein and (vi) there are no Liens on the estate or interest created by the CTP Peru Leased Properties.

SECTION 5.9 Insurance. CTP Peru does not maintain any insurance policies relating to the assets, business, operations, employees, officers and directors of CTP Peru.

SECTION 5.10 Contracts. Schedule 5.10 hereto sets forth a list of Contracts to which CTP Peru is a party or by which CTP Peru is bound. Such list indicates which Contracts have been entered into with a Governmental Authority, if any. Each of the Contracts listed on Schedule 5.10 hereto constitutes a binding obligation of CTP Peru, and if such Contracts have been assigned to CTP Peru, such Contracts have been properly and validly assigned to CTP Peru in accordance with such Contract’s terms. Each of the Contracts listed on Schedule 5.10 hereto or any of the other Schedules hereto is in full force and effect and CTP Peru has not committed any breach or default thereunder, and no event (including the transactions contemplated hereby) has occurred which, with notice or lapse of time or both, would constitute a breach, violation or default by any of CTP Peru (or, to the Knowledge of Sellers, any other party) under any such Contract. CTP Peru is not and, to the Knowledge of Sellers, no other party to any such Contract is, in arrears in respect of the performance or satisfaction of any terms or conditions on its part to

EXECUTION COPY

be performed or satisfied under any such Contract, and CTP Peru has not and no other party thereto has, granted or been granted any waiver under any such Contract or repudiated any provision thereof. Sellers have delivered or made available to Buyers all Contracts to which CTP Peru is a party, together with all amendments, modifications or supplements, if any, thereto.

SECTION 5.11 Taxes. CTP Peru has timely filed with the appropriate Taxing Authority all of the Tax Returns required to be filed by it as of the date hereof, and will timely file all such Tax Returns as are required to be filed by it on or before the Closing Date. All such Tax Returns are or will be true and correct, and all Taxes owed by the Transferred Companies (whether or not shown on any Tax Return) have been paid in full. No waiver of any statute of limitations relating to Taxes has been executed or given by CTP Peru. No Tax Return of CTP Peru is currently under audit by any other Taxing Authority. No Taxing Authority is now asserting or, to Sellers’ Knowledge, threatening to assert against CTP Peru any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith. Because at no time during the twelve month period before the Closing did the market value of the equity interests of CTP Peru equal or exceed 50% of the aggregate market value of the equity interests of the Transferred Companies, the transactions contemplated by this Agreement will not result in a capital gain tax under the Laws of Peru.

SECTION 5.12 Title to the Assets. Schedule 5.12(a) sets forth a list of all of the assets of CTP Peru (the “CTP Peru Assets”), except the Contracts of CTP Peru, which is the subject of Section 5.10. Except as set forth in Schedule 5.12(b) hereto and except for the Permitted Encumbrances, CTP Peru has good and valid title to, or a valid leasehold interest in, the CTP Peru Leased Property and the CTP Peru Assets free and clear of all Liens.

SECTION 5.13 Litigation. There are no lawsuits, claims, proceedings, administrative proceedings or investigations pending or, to Sellers’ Knowledge, threatened by or against CTP Peru.

SECTION 5.14 Licenses. CTP Peru holds, and Schedule 5.14 sets forth, each license, permit, certificate, approval, consent, notice, waiver, registration, clearance, filing, accreditation or other similar authorization (“CTP Peru Licenses”) that is required for the operation of its business, and all such CTP Peru Licenses are valid, in full force and effect and will remain valid in full force and effect notwithstanding the closing of the transactions contemplated hereby. Sellers have no Knowledge of any violations of such CTP Peru Licenses that would result in a termination of such CTP Peru Licenses. CTP Peru has not received written notice that such CTP Peru Licenses will not be renewed or relating to the revocation, limitation or modification of any such CTP Peru Licenses. The transactions contemplated hereby will not adversely affect the validity of such CTP Peru Licenses or cause a cancellation of or otherwise adversely affect such CTP Peru Licenses.

SECTION 5.15 Environmental Matters. CTP Peru has been and is in compliance with all environmental laws applicable to the operations and conduct of the Business and its use of the CTP Peru Leased Property, including without limitation the generation, transportation, treatment, storage and disposal of hazardous materials. CTP Peru is not currently subject to any claim, demand or action by any governmental authority or other person (i) based upon an alleged violation of environmental Laws or (ii) alleging any actual or threatened injury or damage to any

EXECUTION COPY

person, property, natural resource or the environment, arising from or relating to the actual or alleged violation of environmental laws. To Sellers’ Knowledge, neither the CTP Peru Leased Property nor any operations or activities by CTP Peru or its employees at the CTP Peru Leased Property is subject to any judicial or administrative inquiry, investigation, action, order, consent, agreement or any lien. CTP Peru has obtained and is in compliance in all material respects with all permits, licenses and governmental authorizations pursuant to environmental laws necessary for operation of the Business, and all such permits are valid and in force. CTP Peru has filed all reports and notifications required to be filed under and pursuant to all applicable environmental laws.

SECTION 5.16 Other Activities. Except as provided in Schedule 5.16, neither Sellers nor any Affiliate of Sellers, any General Partner or officer of CTP Peru, any member of the senior management of CTP Peru, or any member of any foregoing person’s immediate family, has any ownership interest in any Person with which CTP Peru has a business relationship, or any Person that is a competitor of CTP Peru, in each case other than ownership of less than five percent (5%) of the outstanding capital stock of publicly traded companies.

SECTION 5.17 Prohibited Transactions. CTP Peru has not made, offered to make or agreed to make any payment contribution, gift, bribe, payoff, influence payment, kickback or other similar payment to any local or foreign official. CTP Peru, and to Sellers’ Knowledge, none of its customers or Affiliates, has exported a product for an end-use or country of destination that is prohibited under applicable Law.

SECTION 5.18 Affiliate Transactions. Except as set forth in Schedule 5.18, (a) no Affiliate of CTP Peru is a party to any contract or transaction with any of the Transferred Companies; (b) no Affiliate of CTP Peru has any right, title or interest in or to any of the assets or property in use by the CTP Peru (including any CTP Peru Leased Property or Intellectual Property); (c) no General Partner, officer or member of the senior management of CTP Peru, or member of his or her immediate family, is (i) indebted to CTP Peru, nor is CTP Peru indebted (or committed to make loans or extend or guarantee credit) to any of them or (ii) directly or indirectly interested in any Contract to which CTP Peru is a party or by which they or any of their respective assets may be subject to or bound.

SECTION 5.19 Compliance with Laws. To Sellers’ Knowledge, CTP Peru is in compliance with all applicable Laws. CTP Peru complied with all applicable Laws in connection with the Restructuring, including without limitation any Law applicable to the transfer of employees, Contracts, or any other assets from the Prior Companies to CT Peru. To Sellers’ Knowledge, no action is pending or threatened against CTP Peru alleging any failure to so comply with any applicable Law.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF SELLERS REGARDING THE MEXICAN

COMPANIES

Each of Sellers represents and warrants to Buyers that each of the statements contained in this Article VI is true and correct as of January 1, 2012, and that between such date and the Closing Date, there has been no Material Adverse Effect that would make any of the

EXECUTION COPY

representations and warranties of Sellers regarding the Mexican Companies incorrect or untrue in any material respect. Further, each of Sellers represents and warrants to Buyers that each of the statements contained in this Article VI that are not qualified by materiality are true and correct in all material respects at and as of the Closing Date as though then made, and the representations and warranties contained in this Article VI that are qualified by materiality are true and correct as written and as so qualified at and as of the Closing Date as though then made:

SECTION 6.1 Organization and Qualification. Each of the Mexican Companies is a Sociedad de Responsabilidad Limitada de Capital Variable, duly organized, validly existing and in good standing under the laws of Mexico, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. Each of the Mexican Companies is qualified or licensed to do business and is in good standing in every jurisdiction where the nature of the business conducted by it or the properties owned or leased by it requires qualification. Sellers have delivered to Buyers complete and correct copies of the Governing Documents of each of the Mexican Companies.

SECTION 6.2 No Violation. Neither the execution and delivery of this Agreement by either Seller, the performance by either Seller of its obligations hereunder nor the consummation by either Seller of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of each of the Mexican Companies’ Governing Documents, (b) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under the terms, conditions or provisions of any note, bond, mortgage, indenture or deed of trust, or any license, lease or agreement to which each of the Mexican Companies is a party or (c) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any Governmental Authority applicable to each of the Mexican Companies.

SECTION 6.3 Subsidiaries and Equity Investments. Neither of the Mexican Companies has any Subsidiaries or any direct or indirect equity ownership in any Person.

SECTION 6.4 Consents and Approvals. Except as set forth in Schedule 6.4, no filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or Governmental Authority having jurisdiction over each of the Mexican Companies is necessary for the consummation by Sellers of the transactions contemplated by this Agreement other than those that may be required solely by reason of Buyers’ participation in the transactions contemplated hereby.

SECTION 6.5 Employee Benefit Plans. Except as set forth on Schedule 6.5, neither of the Mexican Companies is a party to any Mexican Companies Employee Plans. “Mexican Companies Employee Plan” means vacation or paid time off, severance, termination, retention, change in control, employment, incentive compensation, performance, profit sharing, stock-based, stock-related, stock option, stock award, fringe benefit, health, life, disability, accident, group insurance, perquisite, stock purchase, stock ownership, phantom stock and deferred compensation plan, arrangement, agreement and understanding and any other compensation, cafeteria, benefit and fringe benefit plans, and each bonus or other incentive compensation or other equity-based compensation.

EXECUTION COPY

SECTION 6.6 Employees; Officers and Directors.

(a) CTP Mexico Operations has no employees;

(b) There are no labor disputes pending, or to Sellers’ Knowledge, threatened between CTP Mexico Employer, on the one hand, and its employees, on the other hand, and there have been no such disputes. No employee of CTP Mexico Employer is represented by a labor union;

(c) CTP Mexico Employer is not a party to, or otherwise subject to, any collective bargaining agreement or other labor union contract;

(d) There is no organizational effort currently being made, or to Sellers’ Knowledge, threatened by, or on behalf of, any labor union to organize CTP Mexico Employer’s employees; and

(e) Schedule 6.6(e) contains a list of all individuals who are employees of CTP Mexico Employer as of the date of this Agreement and sets forth for each such employee: (i) name, (ii) title or position, and (iii) current compensation, and also contains a complete and accurate list of all cash compensation paid to such employees, including, without limitation, wages, salaries, bonuses (discretionary and formula) and other cash compensation. In addition, Schedule 6.6(e) contains a complete and accurate description of any promised increases in cash compensation for employees that have not yet been affected. Schedule 6.6(e) contains a list of liabilities or obligations (whether such liability or obligation is known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, due or to become due, vested or unvested, executory, or determined or undeterminable) of CTP Mexico Employer, if any, in connection with the CTP Mexico Employer employees’ transfer of employment to CTP Mexico Employer and CTP Mexico Employer’s employment of any of CTP Mexico Employer’s employees, including without limitation, those liabilities or obligations in connection with any doctrine of employer substitution.

(f) Schedule 6.6(f) contains the list of all of the duly elected officers and members of the board of directors (or similar governing body) of each of the Mexican Companies. Except as set forth on Schedule 6.6(f), no such member receives compensation in connection with his or her service as a board member.

SECTION 6.7 No Assets of CTP Mexico Employer. Other than its agreements with its employees, listed on Schedule 6.5, and the employees, listed on Schedule 6.6(e), CTP Mexico Employer has no assets.

SECTION 6.8 Intellectual Property. CTP Mexico Operations owns or has a valid right to use all Intellectual Property used or held for use in connection with its business. CTP Mexico Operations’s rights do not infringe any Intellectual Property rights of any third party and no Intellectual Property of any third party infringes on the Intellectual Property of CTP Mexico Operations. Except as disclosed on Schedule 6.8, no registered Intellectual Property has been issued to CTP Mexico Operations. Schedule 6.8 also sets forth all Intellectual Property that CTP Mexico Operations owns and that any Person other than CTP Mexico Operations owns and CTP Mexico Operations uses.

EXECUTION COPY

SECTION 6.9 Real Property. CTP Mexico Operations does not own any real property or any interests in real property. Schedule 6.9 sets forth a complete list of all real property and interests in real property leased by CTP Mexico Operations (“CTP Mexico Operations Leased Property”) as lessee or lessor, including a description of each such CTP Mexico Operations Leased Property (including the name of the third party lessor or lessee and the date of the lease or sublease and all amendments thereto). Sellers have delivered or made available to Buyers all CTP Mexico Operations Leased Property agreements, together with all amendments, modifications or supplements, if any, thereto. None of the CTP Mexico Operations Leased Property agreements contain an assignment clause under which the execution of this Agreement would affect CTP Mexico Operations rights to the CTP Mexico Operations Leased Property. With respect to each of the CTP Mexico Operations Leased Properties: (i) CTP Mexico Operations’ possession and quiet enjoyment of the CTP Mexico Operations Leased Properties has not been disturbed, and to the Knowledge of Sellers, there are no disputes with respect to the CTP Mexico Operations Leased Properties, (ii) no security deposit or portion thereof has been applied for a breach or default under the CTP Mexico Operations Leased Properties that has not been re-deposited in full, (iii) CTP Mexico Operations does not owe and will not owe in the future any brokerage commissions or finder’s fees with respect to the CTP Mexico Operations Leased Properties, (iv) CTP Mexico Operations has not subleased, licensed or otherwise granted any Person the right to use or occupy the CTP Mexico Operations Leased Property or any portion thereof, (v) the Transferred Companies have not collaterally assigned or granted any other security interest in the CTP Mexico Operations Leased Properties or any interest therein and (vi) there are no Liens on the estate or interest created by the CTP Mexico Operations Leased Properties.

SECTION 6.10 Insurance. Neither of the Mexican Companies maintains any insurance policies relating to the assets, business, operations, employees, officers and directors of either of the Mexican Companies.

SECTION 6.11 Contracts. Schedule 6.11 hereto sets forth a list of Contracts to which each of the Mexican Companies is a party or by which each of the Mexican Companies is bound. Such list indicates which Contracts have been entered into with a Governmental Authority, if any. Each of the Contracts listed on Schedule 6.11 hereto constitutes a binding obligation of each of the Mexican Companies, and if such Contracts have been assigned to each of the Mexican Companies, such Contracts have been properly and validly assigned to each of the Mexican Companies in accordance with such Contract’s terms. Each of the Contracts listed on Schedule 6.11 hereto or any of the other Schedules hereto is in full force and effect and neither of the Mexican Companies has committed any breach or default thereunder, and no event (including the transactions contemplated hereby) has occurred which, with notice or lapse of time or both, would constitute a breach, violation or default by either of the Mexican Companies (or, to the Knowledge of Sellers, any other party) under any such Contract. Neither of the Mexican Companies is and, to the Knowledge of Sellers, no other party to any such Contract is, in arrears in respect of the performance or satisfaction of any terms or conditions on its part to be performed or satisfied under any such Contract, and neither of the Mexican Companies has and no other party thereto has, granted or been granted any waiver under any such Contract or repudiated any provision thereof. Sellers have delivered or made available to Buyers all Contracts to which each of the Mexican Companies is a party, together with all amendments, modifications or supplements, if any, thereto.

EXECUTION COPY

SECTION 6.12 Taxes. Each of the Mexican Companies has timely filed with the appropriate Taxing Authority all of the Tax Returns required to be filed by it as of the date hereof, and will timely file all such Tax Returns as are required to be filed by it on or before the Closing Date. All such Tax Returns are or will be true and correct, and all Taxes owed by the Transferred Companies (whether or not shown on any Tax Return) have been paid in full. No waiver of any statute of limitations relating to Taxes has been executed or given by each of the Mexican Companies. No Tax Return of each of the Mexican Companies is currently under audit by any other Taxing Authority. No Taxing Authority is now asserting or, to Sellers’ Knowledge, threatening to assert against either of the Mexican Companies any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith.

SECTION 6.13 Title to the Assets. Schedule 6.13(a) sets forth a list of all of the assets of CTP Mexico Operations (the “CTP Mexico Assets”), except the Contracts of CTP Mexico Operations, which is the subject of Section 6.11. Except as set forth in Schedule 6.13(b) hereto and except for the Permitted Encumbrances, CTP Mexico Operations has good and valid title to, or a valid leasehold interest in, the CTP Mexican Operations Leased Property and the CTP Mexico Assets free and clear of all Liens.

SECTION 6.14 Litigation. There are no lawsuits, claims, proceedings, administrative proceedings or investigations pending or, to Sellers’ Knowledge, threatened by or against either of the Mexican Companies.

SECTION 6.15 Licenses. Each of the Mexican Companies holds, and Schedule 6.15 sets forth, each license, permit, certificate, approval, consent, notice, waiver, registration, clearance, filing, accreditation or other similar authorization (“Mexican Companies Licenses”) that is required for the operation of its business, and all such Mexican Companies Licenses are valid, in full force and effect and will remain valid in full force and effect notwithstanding the closing of the transactions contemplated hereby. Sellers have no Knowledge of any violations of such Mexican Companies Licenses that would result in a termination of such Mexican Companies Licenses. Neither of the Mexican Companies has received written notice that such Mexican Companies Licenses will not be renewed or relating to the revocation, limitation or modification of any such Mexican Companies Licenses. To Sellers’ Knowledge, the transactions contemplated hereby will not adversely affect the validity of such Mexican Companies Licenses or cause a cancellation of or otherwise adversely affect such Mexican Companies Licenses.

SECTION 6.16 Environmental Matters. Each of the Mexican Companies has been and is in compliance with all environmental laws applicable to the operations and conduct of the Business and its use of the CTP Mexico Operations Leased Property, including without limitation the generation, transportation, treatment, storage and disposal of hazardous materials. CTP Mexico Operations is not currently subject to any claim, demand or action by any governmental authority or other person (i) based upon an alleged violation of environmental Laws or (ii) alleging any actual or threatened injury or damage to any person, property, natural resource or the environment, arising from or relating to the actual or alleged violation of environmental laws. To Sellers’ Knowledge, neither the CTP Mexico Operations Leased Property nor any operations or activities by the Mexican Companies or CTP Mexico Employers’ employees at the CTP Mexico Operations Leased Property is subject to any judicial or administrative inquiry, investigation, action, order, consent, agreement or any lien. CTP Mexico

EXECUTION COPY

Operations has obtained and is in compliance in all material respects with all permits, licenses and governmental authorizations pursuant to environmental laws necessary for operation of the Business, and all such permits are valid and in force. CTP Mexico Operations has filed all reports and notifications required to be filed under and pursuant to all applicable environmental laws.

SECTION 6.17 Other Activities. Except as provided in Schedule 6.17, neither Sellers nor any Affiliate of Sellers, any director or officer of either of the Mexican Companies, any member of the senior management of either of the Mexican Companies, or any member of any foregoing person’s immediate family, has any ownership interest in any Person with which either of the Mexican Companies has a business relationship, or any Person that is a competitor of either of the Mexican Companies, in each case other than ownership of less than five percent (5%) of the outstanding capital stock of publicly traded companies.

SECTION 6.18 Prohibited Transactions. Neither of the Mexican Companies has made, offered to make or agreed to make any payment contribution, gift, bribe, payoff, influence payment, kickback or other similar payment to any foreign official. Neither of the Mexican Companies, and to Sellers’ Knowledge, none of its customers or Affiliates, has exported a product for an end-use or country of destination that is prohibited under applicable Law.

SECTION 6.19 Affiliate Transactions. Except as set forth in Schedule 6.19, (a) no Affiliate of either of the Mexican Companies is a party to any contract or transaction with any of the Transferred Companies; (b) no Affiliate of either of the Mexican Companies has any right, title or interest in or to any of the assets or property in use by the Mexican Companies (including any CTP Mexico Operations Leased Property or Intellectual Property); (c) no director, officer or member of the senior management of either of the Mexican Companies, or member of his or her immediate family, is (i) indebted to either of the Mexican Companies, nor is either of the Mexican Companies indebted (or committed to make loans or extend or guarantee credit) to any of them or (ii) directly or indirectly interested in any Contract to which either of the Mexican Companies is a party or by which they or any of their respective assets may be subject to or bound.

SECTION 6.20 Compliance with Laws. Each of the Mexican Companies is in compliance with all applicable Laws. Each Mexican Company complied with all applicable Laws in connection with the Restructuring, including without limitation any Law applicable to the transfer of employees, Contracts, or any other assets from the Prior Companies of the Mexican Companies. To Sellers’ Knowledge, no action is pending or threatened against the Mexican Companies alleging any failure to so comply with any applicable Law

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF SELLERS REGARDING CTP COLOMBIA

Each of Sellers represents and warrants to Buyers that each of the statements contained in this Article VII is true and correct as of January 1, 2012, and that between such date and the Closing Date, there has been no Material Adverse Effect that would make any of the representations and warranties of Sellers regarding CTP Colombia incorrect or untrue in any material respect. Further, each of Sellers represents and warrants to Buyers that each of the

EXECUTION COPY

statements contained in this Article VII that are not qualified by materiality are true and correct in all material respects at and as of the Closing Date as though then made, and the representations and warranties contained in this Article VII that are qualified by materiality are true and correct as written and as so qualified at and as of the Closing Date as though then made:

SECTION 7.1 Organization and Qualification. CTP Colombia is a sociedad de responsabilidad limitada duly organized, validly existing and in good standing under the laws of Colombia, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. CTP Colombia is qualified or licensed to do business and is in good standing in every jurisdiction where the nature of the business conducted by it or the properties owned or leased by it requires qualification. Sellers have delivered to Buyers complete and correct copies of the Governing Documents of CTP Colombia.

SECTION 7.2 No Violation. Neither the execution and delivery of this Agreement by either Seller, the performance by either Seller of its obligations hereunder nor the consummation by either Seller of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of CTP Colombia’s Governing Documents, (b) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under the terms, conditions or provisions of any note, bond, mortgage, indenture or deed of trust, or any license, lease or agreement to which CTP Colombia is a party or (c) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any Governmental Authority applicable to CTP Colombia.

SECTION 7.3 Subsidiaries and Equity Investments. CTP Colombia has no Subsidiaries or any direct or indirect equity ownership in any Person.

SECTION 7.4 Consents and Approvals. Except as set forth in Schedule 7.4, no filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or Governmental Authority having jurisdiction over CTP Colombia is necessary for the consummation by Sellers of the transactions contemplated by this Agreement other than those that may be required solely by reason of Buyers’ participation in the transactions contemplated hereby.

SECTION 7.5 Employee Benefit Plans. Except as set forth on Schedule 7.5, CTP Colombia is not a party to any CTP Colombia Employee Plans. “CTP Colombia Employee Plan” means vacation or paid time off, severance, termination, retention, change in control, employment, incentive compensation, performance, profit sharing, stock-based, stock-related, stock option, stock award, fringe benefit, health, life, disability, accident, group insurance, perquisite, stock purchase, stock ownership, phantom stock and deferred compensation plan, arrangement, agreement and understanding and any other compensation, cafeteria, benefit and fringe benefit plans, and each bonus or other incentive compensation or other equity-based compensation.

SECTION 7.6 Employees; Officers and Directors.

(a) There are no labor disputes pending, or to Sellers’ Knowledge, threatened between CTP Colombia, on the one hand, and its employees, on the other hand, and there have been no such disputes. No employee of CTP Colombia is represented by a labor union;

EXECUTION COPY

(b) CTP Colombia is not a party to, or otherwise subject to, any collective bargaining agreement or other labor union contract;

(c) There is no organizational effort currently being made, or to Sellers’ Knowledge, threatened by, or on behalf of, any labor union to organize CTP Colombia’s employees; and

(d) Schedule 7.6(d) contains a list of all individuals who are employees of CTP Colombia as of the date of this Agreement and sets forth for each such employee: (i) name, (ii) title or position, and (iii) current compensation, and also contains a complete and accurate list of all cash compensation paid to such employees, including, without limitation, wages, salaries, bonuses (discretionary and formula) and other cash compensation. In addition, Schedule 7.6(d) contains a complete and accurate description of any promised increases in cash compensation for employees that have not yet been affected. Schedule 7.6(d) contains a list of liabilities or obligations (whether such liability or obligation is known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, due or to become due, vested or unvested, executory, or determined or undeterminable) of CTP Colombia, if any, in connection with the CTP Colombia employees’ transfer of employment to CTP Colombia and CTP Colombia’s employment of any of CTP Colombia’s employees, including without limitation, those liabilities or obligations in connection with any doctrine of employer substitution.

(e) Schedule 7.6(e) contains the list of all of the duly elected officers and members of the board of directors (or similar governing body) of CTP Colombia. Except as set forth on Schedule 7.6(e), no such member receives compensation in connection with his or her service as a board member.

SECTION 7.7 Intellectual Property. CTP Colombia owns or has a valid right to use all Intellectual Property used or held for use in connection with its business. CTP Colombia’s rights do not infringe any Intellectual Property rights of any third party and no Intellectual Property of any third party infringes on the Intellectual Property of CTP Colombia. Except as disclosed on Schedule 7.7, no registered Intellectual Property has been issued to CTP Colombia. Schedule 7.7 also sets forth all Intellectual Property that CTP Colombia owns and that any Person other than CTP Colombia owns and CTP Colombia uses.

SECTION 7.8 Real Property. CTP Colombia does not own any real property or any interests in real property. Schedule 7.8 sets forth a complete list of all real property and interests in real property leased by CTP Colombia (“CTP Colombia Leased Property”) as lessee or lessor, including a description of each such CTP Colombia Leased Property (including the name of the third party lessor or lessee and the date of the lease or sublease and all amendments thereto). Sellers have delivered or made available to Buyers all CTP Colombia Leased Property agreements, together with all amendments, modifications or supplements, if any, thereto. None of the CTP Colombia Leased Property agreements contain an assignment clause under which the execution of this Agreement would affect CTP Colombia rights to the CTP Colombia Leased Property. With respect to each of the CTP Colombia Leased Properties: (i) CTP Colombia’s possession and quiet enjoyment of the CTP Colombia Leased Properties has not been disturbed, and to the Knowledge of Sellers, there are no disputes with respect to the CTP Colombia Leased Properties, (ii) no security deposit or portion thereof has been applied for a breach or default under the CTP Colombia Leased Properties that has not been re-deposited in full, (iii) CTP

EXECUTION COPY

Colombia does not owe and will not owe in the future any brokerage commissions or finder’s fees with respect to the CTP Colombia Leased Properties, (iv) CTP Colombia has not subleased, licensed or otherwise granted any Person the right to use or occupy the CTP Colombia Leased Property or any portion thereof, (v) the Transferred Companies have not collaterally assigned or granted any other security interest in the CTP Colombia Leased Properties or any interest therein and (vi) there are no Liens on the estate or interest created by the CTP Colombia Leased Properties.

SECTION 7.9 Insurance. CTP Colombia does not maintain any insurance policies relating to the assets, business, operations, employees, officers and directors of CTP Colombia.

SECTION 7.10 Contracts. Schedule 7.10 hereto sets forth a list of Contracts to which CTP Colombia is a party or by which CTP Colombia is bound. Such list indicates which Contracts have been entered into with a Governmental Authority, if any. Each of the Contracts listed on Schedule 7.10 hereto constitutes a binding obligation of CTP Colombia, and if such Contracts have been assigned to CTP Colombia, such Contracts have been properly and validly assigned to CTP Colombia in accordance with such Contract’s terms. Each of the Contracts listed on Schedule 7.10 hereto or any of the other Schedules hereto is in full force and effect and CTP Colombia has not committed any breach or default thereunder, and no event (including the transactions contemplated hereby) has occurred which, with notice or lapse of time or both, would constitute a breach, violation or default by any of CTP Colombia (or, to the Knowledge of Sellers, any other party) under any such Contract. CTP Colombia is not and, to the Knowledge of Sellers, no other party to any such Contract is, in arrears in respect of the performance or satisfaction of any terms or conditions on its part to be performed or satisfied under any such Contract, and CTP Colombia has not and no other party thereto has, granted or been granted any waiver under any such Contract or repudiated any provision thereof. Sellers have delivered or made available to Buyers all Contracts to which CTP Colombia is a party, together with all amendments, modifications or supplements, if any, thereto.

SECTION 7.11 Taxes. CTP Colombia has timely filed with the appropriate Taxing Authority all of the Tax Returns required to be filed by it as of the date hereof, and will timely file all such Tax Returns as are required to be filed by it on or before the Closing Date. All such Tax Returns are or will be true and correct, and all Taxes owed by the Transferred Companies (whether or not shown on any Tax Return) have been paid in full. No waiver of any statute of limitations relating to Taxes has been executed or given by CTP Colombia. No Tax Return of CTP Colombia is currently under audit by any other Taxing Authority. No Taxing Authority is now asserting or, to Sellers’ Knowledge, threatening to assert against CTP Colombia any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith.

SECTION 7.12 Title to the Assets. Schedule 7.12(a) sets forth a list of all of the assets of CTP Colombia (the “CTP Colombia Assets”), except the Contracts of CTP Colombia, which is the subject of Section 7.10. Except as set forth in Schedule 7.12(b) hereto and except for the Permitted Encumbrances, CTP Colombia has good and valid title to, or a valid leasehold interest in, the CTP Colombia Leased Property and the CTP Colombia Assets free and clear of all Liens.

SECTION 7.13 Litigation. There are no lawsuits, claims, proceedings, administrative proceedings or investigations pending or, to Sellers’ Knowledge, threatened by or against CTP Colombia.

EXECUTION COPY

SECTION 7.14 Licenses. CTP Colombia holds, and Schedule 7.14 sets forth, each license, permit, certificate, approval, consent, notice, waiver, registration, clearance, filing, accreditation or other similar authorization (“CTP Colombia Licenses”) that is required for the operation of its business, and all such CTP Colombia Licenses are valid, in full force and effect and will remain valid in full force and effect notwithstanding the closing of the transactions contemplated hereby. Sellers have no Knowledge of any violations of such CTP Colombia Licenses that would result in a termination of such CTP Colombia Licenses. CTP Colombia has not received written notice that such CTP Colombia Licenses will not be renewed or relating to the revocation, limitation or modification of any such CTP Colombia Licenses. To Sellers’ Knowledge the transactions contemplated hereby will not adversely affect the validity of such CTP Colombia Licenses or cause a cancellation of or otherwise adversely affect such CTP Colombia Licenses.

SECTION 7.15 Environmental Matters. CTP Colombia has been and is in compliance with all environmental laws applicable to the operations and conduct of the Business and its use of the CTP Colombia Leased Property, including without limitation the generation, transportation, treatment, storage and disposal of hazardous materials. CTP Colombia is not currently subject to any claim, demand or action by any governmental authority or other person (i) based upon an alleged violation of environmental Laws or (ii) alleging any actual or threatened injury or damage to any person, property, natural resource or the environment, arising from or relating to the actual or alleged violation of environmental laws. To Sellers’ Knowledge, neither the CTP Colombia Leased Property nor any operations or activities by CTP Colombia or its employees at the CTP Colombia Leased Property is subject to any judicial or administrative inquiry, investigation, action, order, consent, agreement or any lien. CTP Colombia has obtained and is in compliance in all material respects with all permits, licenses and governmental authorizations pursuant to environmental laws necessary for operation of the Business, and all such permits are valid and in force. CTP Colombia has filed all reports and notifications required to be filed under and pursuant to all applicable environmental laws.

SECTION 7.16 Other Activities. Except as provided in Schedule 7.16, neither Sellers nor any Affiliate of Sellers, any director or officer of CTP Colombia, any member of the senior management of CTP Colombia, or any member of any foregoing person’s immediate family, has any ownership interest in any Person with which CTP Colombia has a business relationship, or any Person that is a competitor of CTP Colombia, in each case other than ownership of less than five percent (5%) of the outstanding capital stock of publicly traded companies.

SECTION 7.17 Prohibited Transactions. CTP Colombia has not made, offered to make or agreed to make any payment contribution, gift, bribe, payoff, influence payment, kickback or other similar payment to any local or foreign official. CTP Colombia, and to Sellers’ Knowledge, none of its customers or Affiliates, has exported a product for an end-use or country of destination that is prohibited under applicable Law.

SECTION 7.18 Affiliate Transactions. Except as set forth in Schedule 7.18, (a) no Affiliate of CTP Colombia is a party to any contract or transaction with any of the Transferred Companies; (b) no Affiliate of CTP Colombia has any right, title or interest in or to any of the

EXECUTION COPY

assets or property in use by CTP Colombia (including any CTP Colombia Leased Property or Intellectual Property); (c) no director, officer or member of the senior management of CTP Colombia, or member of his or her immediate family, is (i) indebted to CTP Colombia, nor is CTP Colombia indebted (or committed to make loans or extend or guarantee credit) to any of them or (ii) directly or indirectly interested in any Contract to which CTP Colombia is a party or by which they or any of their respective assets may be subject to or bound.

SECTION 7.19 Compliance with Laws. CTP Colombia is in compliance with all applicable Laws. CTP Colombia complied with all Laws in connection with the Restructuring including without limitation any Law applicable to the transfer of employees, Contracts, or any other assets from the Prior Companies to CTP Colombia. To Sellers’ Knowledge, no action is pending or threatened against CTP Colombia alleging any failure to so comply with any applicable Law.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES OF SELLERS REGARDING CTP VENEZUELA

Each of Sellers represents and warrants to Buyers that each of the statements contained in this Article VIII is true and correct as of January 1, 2012, and that between such date and the Closing Date, there has been no Material Adverse Effect that would make any of the representations and warranties of Sellers regarding CTP Venezuela incorrect or untrue in any material respect. Further, each of Sellers represents and warrants to Buyers that each of the statements contained in this Article VIII that are not qualified by materiality are true and correct in all material respects at and as of the Closing Date as though then made, and the representations and warranties contained in this Article VIII that are qualified by materiality are true and correct as written and as so qualified at and as of the Closing Date as though then made:

SECTION 8.1 Organization and Qualification. CTP Venezuela is a sociedad de responsabilidad limitada duly organized, validly existing and in good standing under the laws of Venezuela, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. CTP Venezuela is qualified or licensed to do business and is in good standing in every jurisdiction where the nature of the business conducted by it or the properties owned or leased by it requires qualification. Sellers have delivered to Buyers complete and correct copies of the Governing Documents of CTP Venezuela.

SECTION 8.2 No Violation. Neither the execution and delivery of this Agreement by either Seller, the performance by either Seller of its obligations hereunder nor the consummation by either Seller of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of CTP Venezuela’s Governing Documents, (b) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under the terms, conditions or provisions of any note, bond, mortgage, indenture or deed of trust, or any license, lease or agreement to which CTP Venezuela is a party or (c) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any Governmental Authority applicable to CTP Venezuela.

SECTION 8.3 Subsidiaries and Equity Investments. CTP Venezuela has no Subsidiaries or any direct or indirect equity ownership in any Person.

EXECUTION COPY

SECTION 8.4 Consents and Approvals. Except as set forth in Schedule 8.4, no filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or Governmental Authority having jurisdiction over CTP Venezuela is necessary for the consummation by Sellers of the transactions contemplated by this Agreement other than those that may be required solely by reason of Buyers’ participation in the transactions contemplated hereby.

SECTION 8.5 Employee Benefit Plans. Except as set forth on Schedule 8.5, CTP Venezuela is not a party to any CTP Venezuela Employee Plans. “CTP Venezuela Employee Plan” means vacation or paid time off, severance, termination, retention, change in control, employment, incentive compensation, performance, profit sharing, stock-based, stock-related, stock option, stock award, fringe benefit, health, life, disability, accident, group insurance, perquisite, stock purchase, stock ownership, phantom stock and deferred compensation plan, arrangement, agreement and understanding and any other compensation, cafeteria, benefit and fringe benefit plans, and each bonus or other incentive compensation or other equity-based compensation.

SECTION 8.6 Employees; Officers and Directors.

(a) There are no labor disputes pending, or to Sellers’ Knowledge, threatened between CTP Venezuela, on the one hand, and its employees, on the other hand, and there have been no such disputes. No employee of CTP Venezuela is represented by a labor union;

(b) CTP Venezuela is not a party to, or otherwise subject to, any collective bargaining agreement or other labor union contract;

(c) There is no organizational effort currently being made, or to Sellers’ Knowledge, threatened by, or on behalf of, any labor union to organize CTP Venezuela’s employees; and

(d) Schedule 8.6(d) contains a list of all individuals who are employees of CTP Venezuela as of the date of this Agreement and sets forth for each such employee: (i) name, (ii) title or position, and (iii) current compensation, and also contains a complete and accurate list of all cash compensation paid to such employees, including, without limitation, wages, salaries, bonuses (discretionary and formula) and other cash compensation. In addition, Schedule 8.6(d) contains a complete and accurate description of any promised increases in cash compensation for employees that have not yet been affected. Schedule 8.6(d) contains a list of liabilities or obligations (whether such liability or obligation is known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, due or to become due, vested or unvested, executory, or determined or undeterminable) of CTP Venezuela, if any, in connection with the CTP Venezuela employees’ transfer of employment to CTP Venezuela and CTP Venezuela’s employment of any of CTP Venezuela’s employees, including without limitation, those liabilities or obligations in connection with any doctrine of employer substitution.

(e) Schedule 8.6(e) contains the list of all of the duly elected officers and members of the board of directors (or similar governing body) of CTP Venezuela. Except as set forth on Schedule 8.6(e), no such member receives compensation in connection with his or her service as a board member.

SECTION 8.7 Intellectual Property. CTP Venezuela owns or has a valid right to use all

EXECUTION COPY

Intellectual Property used or held for use in connection with its business. CTP Venezuela’s rights do not infringe any Intellectual Property rights of any third party and no Intellectual Property of any third party infringes on the Intellectual Property of CTP Venezuela. Except as disclosed on Schedule 8.7, no registered Intellectual Property has been issued to CTP Venezuela. Schedule 8.7 also sets forth all Intellectual Property that CTP Venezuela owns and that any Person other than CTP Venezuela owns and CTP Venezuela uses.

SECTION 8.8 Real Property. CTP Venezuela does not own any real property or any interests in real property. Schedule 8.8 sets forth a complete list of all real property and interests in real property leased by CTP Venezuela (“CTP Venezuela Leased Property”) as lessee or lessor, including a description of each such CTP Venezuela Leased Property (including the name of the third party lessor or lessee and the date of the lease or sublease and all amendments thereto). Sellers have delivered or made available to Buyers all CTP Venezuela Leased Property agreements, together with all amendments, modifications or supplements, if any, thereto. None of the CTP Venezuela Leased Property agreements contain an assignment clause under which the execution of this Agreement would affect CTP Venezuela rights to the CTP Venezuela Leased Property. With respect to each of the CTP Venezuela Leased Properties: (i) CTP Venezuela’s possession and quiet enjoyment of the CTP Venezuela Leased Properties has not been disturbed, and to the Knowledge of Sellers, there are no disputes with respect to the CTP Venezuela Leased Properties, (ii) no security deposit or portion thereof has been applied for a breach or default under the CTP Venezuela Leased Properties that has not been re-deposited in full, (iii) CTP Venezuela does not owe and will not owe in the future any brokerage commissions or finder’s fees with respect to the CTP Venezuela Leased Properties, (iv) CTP Venezuela has not subleased, licensed or otherwise granted any Person the right to use or occupy the CTP Venezuela Leased Property or any portion thereof, (v) the Transferred Companies have not collaterally assigned or granted any other security interest in the CTP Venezuela Leased Properties or any interest therein and (vi) there are no Liens on the estate or interest created by the CTP Venezuela Leased Properties.

SECTION 8.9 Insurance. CTP Venezuela does not maintain any insurance policies relating to the assets, business, operations, employees, officers and directors of CTP Venezuela.

SECTION 8.10 Contracts. Schedule 8.10 hereto sets forth a list of Contracts to which CTP Venezuela is a party or by which CTP Venezuela is bound. Such list indicates which Contracts have been entered into with a Governmental Authority, if any. Each of the Contracts listed on Schedule 8.10 hereto constitutes a binding obligation of CTP Venezuela, and if such Contracts have been assigned to CTP Venezuela, such Contracts have been properly and validly assigned to CTP Venezuela in accordance with such Contract’s terms. Each of the Contracts listed on Schedule 8.10 hereto or any of the other Schedules hereto is in full force and effect and CTP Venezuela has not committed any breach or default thereunder, and no event (including the transactions contemplated hereby) has occurred which, with notice or lapse of time or both, would constitute a breach, violation or default by any of CTP Venezuela (or, to the Knowledge of Sellers, any other party) under any such Contract. CTP Venezuela is not and, to the Knowledge of Sellers, no other party to any such Contract is, in arrears in respect of the performance or satisfaction of any terms or conditions on its part to be performed or satisfied under any such Contract, and CTP Venezuela has not and no other party thereto has, granted or been granted any waiver under any such Contract or repudiated any provision thereof. Sellers have delivered or made available to Buyers all Contracts to which CTP Venezuela is a party, together with all amendments, modifications or supplements, if any, thereto.

EXECUTION COPY

SECTION 8.11 Taxes. CTP Venezuela has timely filed with the appropriate Taxing Authority all of the Tax Returns required to be filed by it as of the date hereof, and will timely file all such Tax Returns as are required to be filed by it on or before the Closing Date. All such Tax Returns are or will be true and correct, and all Taxes owed by the Transferred Companies (whether or not shown on any Tax Return) have been paid in full. No waiver of any statute of limitations relating to Taxes has been executed or given by CTP Venezuela. No Tax Return of CTP Venezuela is currently under audit by any other Taxing Authority. No Taxing Authority is now asserting or, to Sellers’ Knowledge, threatening to assert against CTP Venezuela any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith.

SECTION 8.12 Title to the Assets. Schedule 8.12(a) sets forth a list of all of the assets of CTP Venezuela (the “CTP Venezuela Assets”), except the Contracts of CTP Venezuela, which is the subject of Section 8.10. Except as set forth in Schedule 8.12(b) hereto and except for the Permitted Encumbrances, CTP Venezuela has good and valid title to, or a valid leasehold interest in, the CTP Venezuela Leased Property and the CTP Venezuela Assets free and clear of all Liens.

SECTION 8.13 Litigation. There are no lawsuits, claims, proceedings, administrative proceedings or investigations pending or, to Sellers’ Knowledge, threatened by or against CTP Venezuela.

SECTION 8.14 Licenses. CTP Venezuela holds, and Schedule 8.14 sets forth, each license, permit, certificate, approval, consent, notice, waiver, registration, clearance, filing, accreditation or other similar authorization (“CTP Venezuela Licenses”) that is required for the operation of its business, and all such CTP Venezuela Licenses are valid, in full force and effect and will remain valid in full force and effect notwithstanding the closing of the transactions contemplated hereby. Sellers have no Knowledge of any violations of such CTP Venezuela Licenses that would result in a termination of such CTP Venezuela Licenses. CTP Venezuela has not received written notice that such CTP Venezuela Licenses will not be renewed or relating to the revocation, limitation or modification of any such CTP Venezuela Licenses. To Sellers’ Knowledge the transactions contemplated hereby will not adversely affect the validity of such CTP Venezuela Licenses or cause a cancellation of or otherwise adversely affect such CTP Venezuela Licenses.

SECTION 8.15 Environmental Matters. CTP Venezuela has been and is in compliance with all environmental laws applicable to the operations and conduct of the Business and its use of the CTP Venezuela Leased Property, including without limitation the generation, transportation, treatment, storage and disposal of hazardous materials. CTP Venezuela is not currently subject to any claim, demand or action by any governmental authority or other person (i) based upon an alleged violation of environmental Laws or (ii) alleging any actual or threatened injury or damage to any person, property, natural resource or the environment, arising from or relating to the actual or alleged violation of environmental laws. To Sellers’ Knowledge, neither the CTP Venezuela Leased Property nor any operations or activities by CTP Venezuela or its employees at the CTP Venezuela Leased Property is subject to any judicial or

EXECUTION COPY

administrative inquiry, investigation, action, order, consent, agreement or any lien. CTP Venezuela has obtained and is in compliance in all material respects with all permits, licenses and governmental authorizations pursuant to environmental laws necessary for operation of the Business, and all such permits are valid and in force. CTP Venezuela has filed all reports and notifications required to be filed under and pursuant to all applicable environmental laws.

SECTION 8.16 Other Activities. Except as provided in Schedule 8.16, neither Sellers nor any Affiliate of Sellers, any director or officer of CTP Venezuela, any member of the senior management of CTP Venezuela, or any member of any foregoing person’s immediate family, has any ownership interest in any Person with which CTP Venezuela has a business relationship, or any Person that is a competitor of CTP Venezuela, in each case other than ownership of less than five percent (5%) of the outstanding capital stock of publicly traded companies.

SECTION 8.17 Prohibited Transactions. CTP Venezuela has not made, offered to make or agreed to make any payment contribution, gift, bribe, payoff, influence payment, kickback or other similar payment to any local or foreign official. CTP Venezuela, and to Sellers’ Knowledge, none of its customers or Affiliates, has exported a product for an end-use or country of destination that is prohibited under applicable Law.

SECTION 8.18 Affiliate Transactions. Except as set forth in Schedule 8.18, (a) no Affiliate of CTP Venezuela is a party to any contract or transaction with any of the Transferred Companies; (b) no Affiliate of CTP Venezuela has any right, title or interest in or to any of the assets or property in use by CTP Venezuela (including any CTP Venezuela Leased Property or Intellectual Property); (c) no director, officer or member of the senior management of CTP Venezuela, or member of his or her immediate family, is (i) indebted to CTP Venezuela, nor is CTP Venezuela indebted (or committed to make loans or extend or guarantee credit) to any of them or (ii) directly or indirectly interested in any Contract to which CTP Venezuela is a party or by which they or any of their respective assets may be subject to or bound.

SECTION 8.19 Compliance with Laws. CTP Venezuela is in compliance with all applicable Laws. CTP Venezuela complied with all Laws in connection with the Restructuring, including without limitation any Law applicable to the transfer of employees, Contracts, or any other from Prior Companies to CTP Venezuela. To Sellers’ Knowledge, no action is pending or threatened against CTP Venezuela alleging any failure to so comply with any applicable Law.

ARTICLE IX

REPRESENTATIONS AND WARRANTIES OF SELLERS REGARDING PANAMA

HOLDING COMPANIES

Each of Sellers represents and warrants to Buyers that each of the statements contained in this Article IX is true and correct as of January 1, 2012, and that between such date and the Closing Date, there has been no Material Adverse Effect that would make any of the representations and warranties of Sellers regarding the Panama Holdings Companies incorrect or untrue in any material respect. Further, each of Sellers represents and warrants to Buyers that each of the statements contained in this Article IX that are not qualified by materiality are true and correct in all material respects at and as of the Closing Date as though then made, and the representations and warranties contained in this Article IX that are qualified by materiality are true and correct as written and as so qualified at and as of the Closing Date as though then made:

EXECUTION COPY

SECTION 9.1 Organization and Qualification of Panama Holding Companies. Each of the Panama Holding Companies is a sociedad de responsabilidad limitada duly organized, validly existing and in good standing under the laws of Panama, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. Each of the Panama Holding Companies is qualified or licensed to do business and is in good standing in every jurisdiction where the nature of the business conducted by it or the properties owned or leased by it requires qualification. Sellers have delivered to Buyers complete and correct copies of the Governing Documents of each of the Panama Holding Companies.

SECTION 9.2 No Violation. Neither the execution and delivery of this Agreement by either Seller, the performance by either Seller of its obligations hereunder nor the consummation by either Seller of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of either of the Panama Holding Companies’ Governing Documents, (b) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under the terms, conditions or provisions of any note, bond, mortgage, indenture or deed of trust, or any license, lease or agreement to which either of the Panama Holding Companies is a party or (c) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any Governmental Authority applicable to either of the Panama Holding Companies.

SECTION 9.3 Subsidiaries and Equity Investments. Except as set forth in Schedule 9.3, each of the Panama Holding Companies has no Subsidiaries or any direct or indirect equity ownership in any Person.

SECTION 9.4 Consents and Approvals. Except as set forth in Schedule 9.4, no filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or Governmental Authority having jurisdiction over either of the Panama Holding Companies is necessary for the consummation by Sellers of the transactions contemplated by this Agreement other than those that may be required solely by reason of Buyers’ participation in the transactions contemplated hereby.

SECTION 9.5 No Assets of Panama Holding Companies. Except for the equity interests set forth in Section 4.3 that each of the Panama Holding Companies holds, neither of the Panama Holding Companies holds any other assets, including without limitation employees.

SECTION 9.6 Intentionally reserved.

SECTION 9.7 Employees; Officers and Directors.

(a) Schedule 9.7(a) contains the list of all of the duly elected officers and members of the board of directors (or similar governing body) of the Panama Holding Companies. Except as set forth on Schedule 9.7(a), no such member receives compensation in connection with his or her service as a board member.

EXECUTION COPY

SECTION 9.8 Intentionally reserved.

SECTION 9.9 Intentionally reserved.

SECTION 9.10 Insurance. Neither of the Panama Holding Companies maintains any insurance policies relating to the assets, business, operations, employees, officers and directors of either of the Panama Holding Companies.

SECTION 9.11 Intentionally reserved.

SECTION 9.12 Taxes. Each of the Panama Holding Companies has timely filed with the appropriate Taxing Authority all of the Tax Returns required to be filed by it as of the date hereof, and will timely file all such Tax Returns as are required to be filed by it on or before the Closing Date. All such Tax Returns are or will be true and correct, and all Taxes owed by the Transferred Companies (whether or not shown on any Tax Return) have been paid in full. No waiver of any statute of limitations relating to Taxes has been executed or given by either of the Panama Holding Companies. No Tax Return of either of the Panama Holding Companies is currently under audit by any other Taxing Authority. No Taxing Authority is now asserting or, to Sellers’ Knowledge, threatening to assert against either of the Panama Holding Companies any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith.

SECTION 9.13 Intentionally reserved.

SECTION 9.14 Litigation. There are no lawsuits, claims, proceedings, administrative proceedings or investigations pending or, to Sellers’ Knowledge, threatened by or against either of the Panama Holding Companies.

SECTION 9.15 Licenses. Each of the Panama Holding Companies hold, and Schedule 9.15 sets forth, each license, permit, certificate, approval, consent, notice, waiver, registration, clearance, filing, accreditation or other similar authorization (“Panama Licenses”) that is required for the operation of its business, and all such Panama Licenses are valid, in full force and effect and will remain valid in full force and effect notwithstanding the closing of the transactions contemplated hereby. Sellers have no Knowledge of any violations of such Panama Licenses that would result in a termination of such Panama Licenses. Neither of the Panama Holding Companies has received written notice that such Panama Licenses will not be renewed or relating to the revocation, limitation or modification of any such Panama Licenses. To Sellers’ Knowledge the transactions contemplated hereby will not adversely affect the validity of such Panama Licenses or cause a cancellation of or otherwise adversely affect such Panama Licenses.

SECTION 9.16 Environmental Matters. Each of the Panama Holding Companies have been and are in compliance with all environmental laws applicable to the operations and conduct of the Business and its use of the CTP Panama Leased Property, including without limitation the generation, transportation, treatment, storage and disposal of hazardous materials. Neither of the Panama Holding Companies is currently subject to any claim, demand or action by any governmental authority or other person (i) based upon an alleged violation of environmental Laws or (ii) alleging any actual or threatened injury or damage to any person, property, natural

EXECUTION COPY

resource or the environment, arising from or relating to the actual or alleged violation of environmental laws. To Sellers’ Knowledge, neither the CTP Panama Leased Property nor any operations or activities by the Panama Holding Companies is subject to any judicial or administrative inquiry, investigation, action, order, consent, agreement or any lien. The Panama Holding Companies have filed all reports and notifications required to be filed under and pursuant to all applicable environmental laws.

SECTION 9.17 Other Activities. Except as provided in Schedule 9.17, neither Sellers nor any Affiliate of Sellers, any director or officer of either of the Panama Holding Companies, any member of the senior management of either of the Panama Holding Companies, or any member of any foregoing person’s immediate family, has any ownership interest in any Person with which either of the Panama Holding Companies has a business relationship, or any Person that is a competitor of either of the Panama Holding Companies, in each case other than ownership of less than five percent (5%) of the outstanding capital stock of publicly traded companies.

SECTION 9.18 Prohibited Transactions. Neither of the Panama Holding Companies has made, offered to make or agreed to make any payment contribution, gift, bribe, payoff, influence payment, kickback or other similar payment to any local or foreign official. Neither of the Panama Holding Companies, and to Sellers’ Knowledge, none of their customers or Affiliates, has exported a product for an end-use or country of destination that is prohibited under applicable Law.

SECTION 9.19 Affiliate Transactions. Except as set forth in Schedule 9.19, (a) no Affiliate of either of the Panama Holding Companies is a party to any contract or transaction with any of the Transferred Companies; (b) no Affiliate of the Panama Holding has any right, title or interest in or to any of the assets or property in use by either of the Panama Holding Companies; (c) no director, officer or member of the senior management of either of the Panama Holding Companies, or member of his or her immediate family, is (i) indebted to either of the Panama Holding Companies, nor is either of the Panama Holding Companies indebted (or committed to make loans or extend or guarantee credit) to any of them or (ii) directly or indirectly interested in any Contract to which either of the Panama Holding Companies is a party or by which they or any of their respective assets may be subject to or bound.

SECTION 9.20 Compliance with Laws. Each of the Panama Holding Companies are in compliance with all applicable Laws. Each of the Panama Holding Companies complied with all applicable Laws in connection with the Restructuring. To Sellers’ Knowledge, no action is pending or threatened against either of the Panama Holding Companies alleging any failure to so comply with any applicable Law.

ARTICLE X

REPRESENTATIONS AND WARRANTIES OF SELLERS REGARDING CTP BRAZIL

Each of Sellers represents and warrants to Buyers that each of the statements contained in this Article X is true and correct as of January 1, 2012, and that between such date and the Closing Date, there has been no Material Adverse Effect that would make any of the representations and warranties of Sellers regarding CTP Brazil incorrect or untrue in any material respect. Further, each of Sellers represents and warrants to Buyers that each of the

EXECUTION COPY

statements contained in this Article X that are not qualified by materiality are true and correct in all material respects at and as of the Closing Date as though then made, and the representations and warranties contained in this Article X that are qualified by materiality are true and correct as written and as so qualified at and as of the Closing Date as though then made:

SECTION 10.1 Organization and Qualification. Each of CTP Brazil Holdings and CTP Brazil Operations are sociedades limitadas duly organized, validly existing and in good standing under the laws of Federative Republic of Brazil, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. Each of CTP Brazil Holdings and CTP Brazil Operations is qualified or licensed to do business and is in good standing in every jurisdiction where the nature of the business conducted by it or the properties owned or leased by it requires qualification. Sellers have delivered to Buyers complete and correct copies of the Governing Documents of each of CTP Brazil Holdings and CTP Brazil Operations.

SECTION 10.2 No Violation. Neither the execution and delivery of this Agreement by either Seller, the performance by either Seller of its obligations hereunder nor the consummation by either Seller of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of either of CTP Brazil Holdings’ and CTP Brazil Operations’ Governing Documents, (b) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under the terms, conditions or provisions of any note, bond, mortgage or indenture, or any license, lease or agreement to which either of CTP Brazil Holdings and CTP Brazil Operations is a party or (c) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any Governmental Authority applicable to either of CTP Brazil Holdings and CTP Brazil Operations.

SECTION 10.3 Subsidiaries and Equity Investments. Except as set forth in Schedule 10.3, CTP Brazil Holdings has no Subsidiaries or any direct or indirect equity ownership in any Person. CTP Brazil Operations has no Subsidiaries or any direct or indirect ownership in any Person.

SECTION 10.4 Consents and Approvals. Except as set forth in Schedule 10.4, no filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or Governmental Authority having jurisdiction over either of CTP Brazil Holdings and CTP Brazil Operations is necessary for the consummation by Sellers of the transactions contemplated by this Agreement other than those that may be required solely by reason of Buyers’ participation in the transactions contemplated hereby.

SECTION 10.5 No Assets of CTP Brazil Holdings. Except for the equity interests set forth in Section 4.3 that CTP Brazil Holdings holds in CTP Brazil Operations, CTP Brazil Holdings holds no other assets, including without limitation employees.

SECTION 10.6 Employee Benefit Plans. Except as set forth on Schedule 10.6, CTP Brazil Operations is not a party to any CTP Brazil Operations Employee Plans. “CTP Brazil Operations Employee Plan” means vacation or paid time off, severance, termination, retention, change in control, employment, incentive compensation, performance, profit sharing, stock-based, stock-related, stock option, stock award, fringe benefit, health, life, disability, accident,

EXECUTION COPY

group insurance, perquisite, stock purchase, stock ownership, phantom stock and deferred compensation plan, arrangement, agreement and understanding and any other compensation, cafeteria, benefit and fringe benefit plans, and each bonus or other incentive compensation or other equity-based compensation.

SECTION 10.7 Employees; Officers and Directors.

(a) There are no labor disputes pending, or to Sellers’ Knowledge, threatened between CTP Brazil Operations, on the one hand, and its employees, on the other hand, and there have been no such disputes. No employee of CTP Brazil Operations is represented by a labor union, with the exception of the Sindicato dos Empregados de Agentes Autônomos do Comércio e em Empresas de Assessoramento, Perícias, Informações e Pesquisas e de Empresas de Serviços Contábeis no Estado de São Paulo;

(b) CTP Brazil Operations is not a party to, or otherwise subject to, any collective bargaining agreement or other labor union contract;

(c) There is no organizational effort currently being made, or to Sellers’ Knowledge, threatened by, or on behalf of, any labor union to organize CTP Brazil Operations’ employees; and

(d) Schedule 10.7(d) contains a list of all individuals who are employees of CTP Brazil Operations as of the date of this Agreement and sets forth for each such employee: (i) name, (ii) title or position, and (iii) current compensation, and also contains a complete and accurate list of all cash compensation paid to such employees, including, without limitation, wages, salaries, bonuses (discretionary and formula) and other cash compensation. In addition, Schedule 10.7(d) contains a complete and accurate description of any promised increases in cash compensation for employees that have not yet been affected. Schedule 10.7(d) contains a list of liabilities or obligations (whether such liability or obligation is known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, due or to become due, vested or unvested, executory, or determined or undeterminable) of CTP Brazil Operations, if any, in connection with the CTP Brazil Operations employees’ transfer of employment to CTP Brazil Operations and CTP Brazil Operations’ employment of any of CTP Brazil Operations’ employees, including without limitation, those liabilities or obligations in connection with any doctrine of employer substitution.

(e) Schedule 10.7(e) contains the list of all of the duly elected managers of CTP Brazil Operations. Except as set forth on Schedule 10.7(e), no such manager receives compensation in connection with his or her position as manager.

SECTION 10.8 Intellectual Property. CTP Brazil Operations owns or has a valid right to use all Intellectual Property used or held for use in connection with the development of its business activities. CTP Brazil Operations’ rights do not infringe any Intellectual Property rights has not infringed, misappropriated or violated, or is currently infringing, misappropriating or violating, any Intellectual Property rights of any third party, and there are no claims pending or threatened by any third party alleging any such infringement, misappropriation or violation against CTP Brazil Operations. Except as disclosed on Schedule 10.8, no registered Intellectual Property has been issued in the name of CTP Brazil Operations. Schedule 10.8 also sets forth all Intellectual Property that CTP Brazil Operations owns and that any Person other than CTP Brazil Operations owns and CTP Brazil Operations uses.

EXECUTION COPY

Any software, in whole or in part, used by the CTP Brazil Operations to conduct its Business as well as any software installed in CTP Brazil Operations’ computers, even any in-house developed software, does not infringe any patents, copyrights, trade secrets, trademarks or other proprietary rights of any third party and all software necessary to conduct the business in its ordinary course has been properly licensed, has been fully paid for, is in good legal standing, and is in compliance with applicable Brazilian law.

CTP Brazil Operations’ Intellectual Property and licenses thereto are free and clear of any liens, charges, encumbrances, adverse claims or any restrictions that constraint or restrict the use thereof by CTP Brazil Operations or restrict the licensing thereof by CTP Brazil Holdings. The execution of this agreement does not modify, limit or extinguish any of the existing Intellectual Property rights.

SECTION 10.9 Real Property. CTP Brazil Operations does not own any real property or any interests in real property. Schedule 10.9 sets forth a complete list of all real property and interests in real property leased by CTP Brazil Operations (“CTP Brazil Operations Leased Property”) as lessee or lessor, including a description of each such CTP Brazil Operations Leased Property (including the name of the third party lessor or lessee and the date of the lease or sublease and all amendments thereto). Sellers have delivered or made available to Buyers all CTP Brazil Operations Leased Property agreements, together with all amendments, modifications or supplements, if any, thereto. None of the CTP Brazil Operations Leased Property agreements contain an assignment clause under which the execution of this Agreement would affect CTP Brazil Operations rights to the CTP Brazil Operations Leased Property. With respect to each of the CTP Brazil Operations Leased Properties: (i) CTP Brazil Operations’ possession and quiet enjoyment of the CTP Brazil Operations Leased Properties has not been disturbed, and to the Knowledge of Sellers, there are no disputes with respect to the CTP Brazil Operations Leased Properties, (ii) no security deposit or portion thereof has been applied for a breach or default under the CTP Brazil Operations Leased Properties that has not been re-deposited in full, (iii) CTP Brazil Operations does not owe and will not owe in the future any brokerage commissions or finder’s fees with respect to the CTP Brazil Operations Leased Properties, (iv) CTP Brazil Operations has not subleased, licensed or otherwise granted any Person the right to use or occupy the CTP Brazil Operations Leased Property or any portion thereof, (v) the Transferred Companies have not collaterally assigned or granted any other security interest in the CTP Brazil Operations Leased Properties or any interest therein and (vi) there are no Liens on the estate or interest created by the CTP Brazil Operations Leased Properties.

SECTION 10.10 Insurance. Neither CTP Brazil Holdings nor CTP Brazil Operations maintains any insurance policies relating to the assets, business, operations, employees and managers of either CTP Brazil Holdings or CTP Brazil Operations.

SECTION 10.11 Contracts. Schedule 10.11 hereto sets forth a list of Contracts to which CTP Brazil Operations is a party or by which CTP Brazil Operations is bound. Such list

EXECUTION COPY

indicates which Contracts have been entered into with a Governmental Authority, if any. Each of the Contracts listed on Schedule 10.11 hereto constitutes a binding obligation of CTP Brazil Operations, and if such Contracts have been assigned to CTP Brazil Operations, such Contracts have been properly and validly assigned to CTP Brazil Operations in accordance with such Contract’s terms. Each of the Contracts listed on Schedule 10.11 hereto or any of the other Schedules hereto is in full force and effect and CTP Brazil Operations has not committed any breach or default thereunder, and no event (including the transactions contemplated hereby) has occurred which, with notice or lapse of time or both, would constitute a breach, violation or default by any of CTP Brazil Operations (or, to the Knowledge of Sellers, any other party) under any such Contract. CTP Brazil Operations is not and, to the Knowledge of Sellers, no other party to any such Contract is, in arrears in respect of the performance or satisfaction of any terms or conditions on its part to be performed or satisfied under any such Contract, and CTP Brazil Operations has not and no other party thereto has, granted or been granted any waiver under any such Contract or repudiated any provision thereof. Sellers have delivered or made available to Buyers all Contracts to which CTP Brazil Operations is a party, together with all amendments, modifications or supplements, if any, thereto.

SECTION 10.12 Taxes. Each of CTP Brazil Holdings and CTP Brazil Operations has timely filed with the appropriate Taxing Authority all of the Tax Returns required to be filed by it as of the date hereof, and will timely file all such Tax Returns as are required to be filed by it on or before the Closing Date. All such Tax Returns are or will be true and correct, and all Taxes owed by the Transferred Companies (whether or not shown on any Tax Return) have been paid in full. No waiver of any statute of limitations relating to Taxes has been executed or given by either of CTP Brazil Holdings or CTP Brazil Operations. No Tax Return of either of CTP Brazil Holdings or CTP Brazil Operations is currently under audit by any other Taxing Authority. No Taxing Authority is now asserting or, to Sellers’ Knowledge, threatening to assert against either of CTP Brazil Holdings or CTP Brazil Operations any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith.

SECTION 10.13 Title to the Assets. Schedule 10.13(a) sets forth a list of all of the assets of CTP Brazil Operations (the “CTP Brazil Operations Assets”), except the Contracts of CTP Brazil Operations, which is the subject of Section 10.11. Except as set forth in Schedule 10.13(b) hereto and except for the Permitted Encumbrances, CTP Brazil Operations has good and valid title to, or a valid leasehold interest in, the CTP Brazil Operations Leased Property and the CTP Brazil Operations Assets, free and clear of all Liens.

SECTION 10.14 Litigation. There are no lawsuits, claims, proceedings, administrative proceedings or investigations pending or, to Sellers’ Knowledge, threatened by or against either of CTP Brazil Holdings or CTP Brazil Operations.

SECTION 10.15 Licenses. Each of CTP Brazil Holdings and CTP Brazil Operations holds, and Schedule 10.15 sets forth, each license, permit, certificate, approval, consent, notice, waiver, registration, clearance, filing, accreditation or other similar authorization (“Brazil Licenses”) that is required for the operation of its business, and all such Brazil Licenses are valid, in full force and effect and will remain valid in full force and effect notwithstanding the closing of the transactions contemplated hereby. Sellers have no Knowledge of any violations of such Brazil Licenses that would result in a termination of such Brazil Licenses. Neither CTP Brazil

EXECUTION COPY

Holdings nor CTP Brazil Operations has received written notice that such Brazil Licenses will not be renewed or relating to the revocation, limitation or modification of any such Brazil Licenses. To Sellers’ Knowledge the transactions contemplated hereby will not adversely affect the validity of such Brazil Licenses or cause a cancellation of or otherwise adversely affect such Brazil Licenses.

SECTION 10.16 Environmental Matters. Each of CTP Brazil Holdings and CTP Brazil Operations have been and are in compliance with all environmental laws applicable to the operations and conduct of the Business and its use of the CTP Brazil Operations Leased Property, including without limitation the generation, transportation, treatment, storage and disposal of hazardous materials. Neither CTP Brazil Holdings or CTP Brazil Operations is currently subject to any claim, demand or action by any governmental authority or other person (i) based upon an alleged violation of environmental Laws or (ii) alleging any actual or threatened injury or damage to any person, property, natural resource or the environment, arising from or relating to the actual or alleged violation of environmental laws. To Sellers’ Knowledge, neither the CTP Brazil Operations Leased Property nor any operations or activities by either CTP Brazil Holdings or CTP Brazil Operations or CTP Brazil Operations’ employees at the CTP Brazil Operations Leased Property is subject to any judicial or administrative inquiry, investigation, action, order, consent, agreement or any lien. CTP Brazil Operations has obtained and is in compliance in all material respects with all permits, licenses and governmental authorizations pursuant to environmental laws necessary for operation of the Business, and all such permits are valid and in force. Each of CTP Brazil Holdings and CTP Brazil Operations has filed all reports and notifications required to be filed under and pursuant to all applicable environmental laws.

SECTION 10.17 Other Activities. Except as provided in Schedule 10.17, neither Sellers nor any Affiliate of Sellers, any manager of either of CTP Brazil Holdings or CTP Brazil Operations, any member of the senior management of either of CTP Brazil Holdings or CTP Brazil Operations, or any member of any foregoing person’s immediate family, has any ownership interest in any Person with which either of CTP Brazil Holdings or CTP Brazil Operations has a business relationship, or any Person that is a competitor of either of CTP Brazil Holdings or CTP Brazil Operations , in each case other than ownership of less than five percent (5%) of the outstanding capital stock of publicly traded companies.

SECTION 10.18 Prohibited Transactions. Neither of CTP Brazil Holdings or CTP Brazil Operations has made, offered to make or agreed to make any payment contribution, gift, bribe, payoff, influence payment, kickback or other similar payment to any local or foreign official. Neither of CTP Brazil Holdings or CTP Brazil Operations, and to Sellers’ Knowledge, none of its customers or Affiliates, has exported a product for an end-use or country of destination that is prohibited under applicable Law.

SECTION 10.19 Affiliate Transactions. Except as set forth in Schedule 10.19, (a) no Affiliate of either of CTP Brazil Holdings or CTP Brazil Operations is a party to any contract or transaction with any of the Transferred Companies; (b) no Affiliate of either of CTP Brazil Holdings or CTP Brazil Operations has any right, title or interest in or to any of the assets or property in use by either of CTP Brazil Holdings or CTP Brazil Operations (including any CTP Brazil Operations Leased Property or Intellectual Property); (c) no manager or member of the

EXECUTION COPY

senior management of either of CTP Brazil Holdings or CTP Brazil Operations, or member of his or her immediate family, is (i) indebted to either of CTP Brazil Holdings or CTP Brazil Operations, nor is either of CTP Brazil Holdings or CTP Brazil Operations indebted (or committed to make loans or extend or guarantee credit) to any of them or (ii) directly or indirectly interested in any Contract to which either of CTP Brazil Holdings or CTP Brazil Operations is a party or by which they or any of their respective assets may be subject to or bound.

SECTION 10.20 Compliance with Laws. Each of CTP Brazil Holdings or CTP Brazil Operations is in compliance with all applicable Laws. CTP Brazil Operations complied with all applicable Laws in connection with the Restructuring, including without limitation any Law applicable to the transfer of employees, Contracts, or any other assets from the Prior Companies to CTP Brazil Operations. To Sellers’ Knowledge, no action is pending or threatened against CTP Brazil alleging any failure to so comply with any applicable Law.

ARTICLE XI

REPRESENTATIONS AND WARRANTIES OF SELLERS REGARDING CTP CHILE

Each of Sellers represents and warrants to Buyers that each of the statements contained in this Article XI is true and correct as of January 1, 2012, and that between such date and the Closing Date, there has been no Material Adverse Effect that would make any of the representations and warranties of Sellers regarding CTP Chile incorrect or untrue in any material respect. Further, each of Sellers represents and warrants to Buyers that each of the statements contained in this Article XI that are not qualified by materiality are true and correct in all material respects at and as of the Closing Date as though then made, and the representations and warranties contained in this Article XI that are qualified by materiality are true and correct as written and as so qualified at and as of the Closing Date as though then made:

SECTION 11.1 Organization and Qualification. CTP Chile is a sociedad de responsabilidad limitada duly organized, validly existing and in good standing under the laws of Chile, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. CTP Chile is qualified or licensed to do business and is in good standing in every jurisdiction where the nature of the business conducted by it or the properties owned or leased by it requires qualification. Sellers have delivered to Buyers complete and correct copies of the Governing Documents of CTP Chile.

SECTION 11.2 No Violation. Neither the execution and delivery of this Agreement by either Seller, the performance by either Seller of its obligations hereunder nor the consummation by either Seller of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of CTP Chile’s Governing Documents, (b) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under the terms, conditions or provisions of any note, bond, mortgage, indenture or deed of trust, or any license, lease or agreement to which CTP Chile is a party or (c) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any Governmental Authority applicable to CTP Chile.

SECTION 11.3 Subsidiaries and Equity Investments. CTP Chile has no Subsidiaries or any direct or indirect equity ownership in any Person.

EXECUTION COPY

SECTION 11.4 Consents and Approvals. Except as set forth in Schedule 11.4, no filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or Governmental Authority having jurisdiction over CTP Chile is necessary for the consummation by Sellers of the transactions contemplated by this Agreement other than those that may be required solely by reason of Buyers’ participation in the transactions contemplated hereby.

SECTION 11.5 Employee Benefit Plans. Except as set forth on Schedule 11.5, CTP Chile is not a party to any CTP Chile Employee Plans. “CTP Chile Employee Plan” means vacation or paid time off, severance, termination, retention, change in control, employment, incentive compensation, performance, profit sharing, stock-based, stock-related, stock option, stock award, fringe benefit, health, life, disability, accident, group insurance, perquisite, stock purchase, stock ownership, phantom stock and deferred compensation plan, arrangement, agreement and understanding and any other compensation, cafeteria, benefit and fringe benefit plans, and each bonus or other incentive compensation or other equity-based compensation.

SECTION 11.6 Employees; Officers and Directors.

(a) There are no labor disputes pending, or to Sellers’ Knowledge, threatened between CTP Chile, on the one hand, and its employees, on the other hand, and there have been no such disputes. No employee of CTP Chile is represented by a labor union;

(b) CTP Chile is not a party to, or otherwise subject to, any collective bargaining agreement or other labor union contract;

(c) There is no organizational effort currently being made, or to Sellers’ Knowledge, threatened by, or on behalf of, any labor union to organize CTP Chile’s employees; and

(d) Schedule 11.6(d) contains a list of all individuals who are employees of CTP Chile as of the date of this Agreement and sets forth for each such employee: (i) name, (ii) title or position, and (iii) current compensation, and also contains a complete and accurate list of all cash compensation paid to such employees, including, without limitation, wages, salaries, bonuses (discretionary and formula) and other cash compensation. In addition, Schedule 11.6(d) contains a complete and accurate description of any promised increases in cash compensation for employees that have not yet been affected. Schedule 11.6(d) contains a list of liabilities or obligations (whether such liability or obligation is known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, due or to become due, vested or unvested, executory, or determined or undeterminable) of CTP Chile, if any, in connection with the CTP Chile employees’ transfer of employment to CTP Chile and CTP Chile’s employment of any of CTP Chile’s employees, including without limitation, those liabilities or obligations in connection with any doctrine of employer substitution.

(e) Schedule 11.6(e) contains the list of all of the duly elected officers and members of the managers (or similar governing body) of CTP Chile. Except as set forth on Schedule 11.6(e), no such member receives compensation in connection with his or her service as a board member.

EXECUTION COPY

(f) Except as set forth on Schedule 11.6(f), any and all former employees of CTPartners Consultores Limitada that left CTPartners Consultores Limitada during 2011 and which have not been transferred to CTP Chile, have validy delivered, upon resignation, termination or other separation thereof, full and unconditional release or “finiquito” confirming that no obligation remains outstanding from his or her former employer. None of the disclosures set forth on Schedule 11.6(f) will result in any material Damages to CTP Chile or any of its Affiliates, both individually or in the aggregate, if any claim in connection with such disclosure is brought against CTP Chile or any of its Affiliates.

SECTION 11.7 Intellectual Property. CTP Chile owns or has a valid right to use all Intellectual Property used or held for use in connection with its business. CTP Chile’s rights do not infringe any Intellectual Property rights of any third party and no Intellectual Property of any third party infringes on the Intellectual Property of CTP Chile. Except as disclosed on Schedule 11.7, no registered Intellectual Property has been issued to CTP Chile. Schedule 11.7 also sets forth all Intellectual Property that CTP Chile owns and that any Person other than CTP Chile owns and CTP Chile uses.

SECTION 11.8 Real Property. CTP Chile does not own any real property or any interests in real property. Schedule 11.8 sets forth a complete list of all real property and interests in real property leased by CTP Chile (“CTP Chile Leased Property”) as lessee or lessor, including a description of each such CTP Chile Leased Property (including the name of the third party lessor or lessee and the date of the lease or sublease and all amendments thereto). Sellers have delivered or made available to Buyers all CTP Chile Leased Property agreements, together with all amendments, modifications or supplements, if any, thereto. None of the CTP Chile Leased Property agreements contain an assignment clause under which the execution of this Agreement would affect CTP Chile rights to the CTP Chile Leased Property. With respect to each of the CTP Chile Leased Properties: (i) CTP Chile has good, valid and enforceable title to the leasehold estate (as lessee) in all CTP Chile Leased Property free and clear of Liens, and CTP Chile’s possession and quiet enjoyment of the CTP Chile Leased Properties has not been disturbed, and, to the Knowledge of Sellers, there is no material default or breach under the CTP Chile Leased Properties, (ii) no security deposit or portion thereof has been applied for a breach or default under the CTP Chile Leased Properties that has not been re-deposited in full, (iii) CTP Chile does not owe and will not owe in the future any brokerage commissions or finder’s fees with respect to the CTP Chile Leased Properties, (iv) CTP Chile has not subleased, licensed or otherwise granted any Person the right to use or occupy the CTP Chile Leased Property or any portion thereof, (v) the Transferred Companies have not collaterally assigned or granted any other security interest in the CTP Chile Leased Properties or any interest therein and (vi) there are no Liens on the estate or interest created by the CTP Chile Leased Properties.

SECTION 11.9 Insurance. CTP Chile does not maintain any insurance policies relating to the assets, business, operations, employees, officers and directors of CTP Chile.

SECTION 11.10 Contracts. Schedule 11.10 hereto sets forth a list of Contracts to which CTP Chile is a party or by which CTP Chile is bound. Such list indicates which Contracts have been entered into with a Governmental Authority, if any. Each of the Contracts listed on Schedule 11.10 hereto constitutes a binding obligation of CTP Chile, and if such Contracts have been assigned to CTP Chile, such Contracts have been properly and validly assigned to CTP

EXECUTION COPY

Chile in accordance with such Contract’s terms. Each of the Contracts listed on Schedule 11.10 hereto or any of the other Schedules hereto is in full force and effect and CTP Chile has not committed any breach or default thereunder, and no event (including the transactions contemplated hereby) has occurred which, with notice or lapse of time or both, would constitute a breach, violation or default by any of CTP Chile (or, to the Knowledge of Sellers, any other party) under any such Contract. CTP Chile is not and, to the Knowledge of Sellers, no other party to any such Contract is, in arrears in respect of the performance or satisfaction of any terms or conditions on its part to be performed or satisfied under any such Contract, and CTP Chile has not and no other party thereto has, granted or been granted any waiver under any such Contract or repudiated any provision thereof. Sellers have delivered or made available to Buyers all Contracts to which CTP Chile is a party, together with all amendments, modifications or supplements, if any, thereto.

SECTION 11.11 Taxes. CTP Chile has timely filed with the appropriate Taxing Authority all of the Tax Returns required to be filed by it as of the date hereof, and will timely file all such Tax Returns as are required to be filed by it on or before the Closing Date. All such Tax Returns are or will be true and correct, and all Taxes owed by the Transferred Companies (whether or not shown on any Tax Return) have been paid in full. No waiver of any statute of limitations relating to Taxes has been executed or given by CTP Chile. No Tax Return of CTP Chile is currently under audit by any other Taxing Authority. No Taxing Authority is now asserting or, to Sellers’ Knowledge, threatening to assert against CTP Chile any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith.

SECTION 11.12 Title to the Assets. Schedule 11.12(a) sets forth a list of all of the assets of CTP Chile (the “CTP Chile Assets”), except the Contracts of CTP Chile, which is the subject of Section 11.10. Except as set forth in Schedule 11.12(b) hereto and except for the Permitted Encumbrances, CTP Chile has good and valid title to, or a valid leasehold interest in, the CTP Chile Leased Property and the CTP Chile Assets, free and clear of all Liens.

SECTION 11.13 Litigation. There are no lawsuits, claims, proceedings, administrative proceedings or investigations pending or, to Sellers’ Knowledge, threatened by or against CTP Chile.

SECTION 11.14 Licenses. CTP Chile holds, as Schedule 11.14 sets forth, each license, permit, certificate, approval, consent, notice, waiver, registration, clearance, filing, accreditation or other similar authorization (“CTP Chile Licenses”) that is required for the operation of its business, and all such CTP Chile Licenses are valid, in full force and effect and will remain valid in full force and effect notwithstanding the closing of the transactions contemplated hereby. Sellers have no Knowledge of any violations of such CTP Chile Licenses that would result in a termination of such CTP Chile Licenses. CTP Chile has not received written notice that such CTP Chile Licenses will not be renewed or relating to the revocation, limitation or modification of any such CTP Chile Licenses. To Sellers’ Knowledge the transactions contemplated hereby will not adversely affect the validity of such CTP Chile Licenses or cause a cancellation of or otherwise adversely affect such CTP Chile Licenses.

SECTION 11.15 Environmental Matters. CTP Chile has been and is in compliance with all environmental laws applicable to the operations and conduct of the Business and its use of the

EXECUTION COPY

CTP Chile Leased Property, including without limitation the generation, transportation, treatment, storage and disposal of hazardous materials. CTP Chile is not currently subject to any claim, demand or action by any governmental authority or other person (i) based upon an alleged violation of environmental Laws or (ii) alleging any actual or threatened injury or damage to any person, property, natural resource or the environment, arising from or relating to the actual or alleged violation of environmental laws. To Sellers’ Knowledge, neither the CTP Chile Leased Property nor any operations or activities by CTP Chile or its employees at the CTP Chile Leased Property is subject to any judicial or administrative inquiry, investigation, action, order, consent, agreement or any lien. CTP Chile has obtained and is in compliance in all material respects with all permits, licenses and governmental authorizations pursuant to environmental laws necessary for operation of the Business, and all such permits are valid and in force. CTP Chile has filed all reports and notifications required to be filed under and pursuant to all applicable environmental laws.

SECTION 11.16 Other Activities. Except as provided in Schedule 11.6, neither Sellers nor any Affiliate of Sellers, any director or officer of CTP Chile, any member of the senior management of CTP Chile, or any member of any foregoing person’s immediate family, has any ownership interest in any Person with which CTP Chile has a business relationship, or any Person that is a competitor of CTP Chile, in each case other than ownership of less than five percent (5%) of the outstanding capital stock of publicly traded companies.

SECTION 11.17 Prohibited Transactions. CTP Chile has not made, offered to make or agreed to make any payment contribution, gift, bribe, payoff, influence payment, kickback or other similar payment to any local or foreign official. CTP Chile, and to Sellers’ Knowledge, none of its customers or Affiliates, has exported a product for an end-use or country of destination that is prohibited under applicable Law.

SECTION 11.18 Affiliate Transactions. Except as set forth in Schedule 11.8, (a) no Affiliate of CTP Chile is a party to any contract or transaction with any of the Transferred Companies; (b) no Affiliate of CTP Chile has any right, title or interest in or to any of the assets or property in use by CTP Chile (including any CTP Chile Leased Property or Intellectual Property); (c) no director, officer or member of the senior management of CTP Chile, or member of his or her immediate family, is (i) indebted to CTP Chile, nor is CTP Chile indebted (or committed to make loans or extend or guarantee credit) to any of them or (ii) directly or indirectly interested in any Contract to which CTP Chile is a party or by which they or any of their respective assets may be subject to or bound.

SECTION 11.19 Compliance with Laws. CTP Chile is in compliance with all applicable Laws. CTP Chile complied with all applicable Laws in connection with the Restructuring, including without limitation any Law applicable to the transfer of employees, Contracts, or any other assets from the Prior Companies to CTP Chile. To Sellers’ Knowledge, no action is pending or threatened against CTP Chile alleging any failure to so comply with any applicable Law.

EXECUTION COPY

ARTICLE XII

REPRESENTATIONS AND WARRANTIES OF BUYERS

Each of Buyers represents and warrants to Sellers that each of the statements contained in this Article XII is true and correct as of the Closing Date:

SECTION 12.1 Organization and Qualification. Each of Buyers is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted.

SECTION 12.2 Authorization. Each of Buyers has full corporate power and authority to execute and deliver this Agreement and the Seller Note and to consummate the transactions contemplated hereby. This Agreement and the Seller Note have been duly and validly executed and delivered by each of Buyers and constitute valid and binding obligations of Buyers, enforceable against each of Buyers in accordance with their terms, except to the extent that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

SECTION 12.3 No Violation. Neither the execution and delivery of this Agreement and the Seller Note by either of Buyers and the performance by either Buyer of its obligations hereunder or under the Seller Note nor the consummation by such Buyer of the transactions contemplated hereby or thereby will (a) violate, conflict with or result in any breach of any provision of the Governing Documents of such Buyer, (b) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under the terms, conditions or provisions of any note, bond, mortgage, indenture or deed of trust, or any license, lease or agreement to which such Buyer is a party or (c) violate an order, writ, judgment, injunction, decree, statute, rule or regulation of any court or Governmental Authority applicable to such Buyer or any of Buyers’ Affiliates.

SECTION 12.4 Consent and Approvals. No filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or any Governmental Authority is necessary for the consummation by either of Buyers of the transactions contemplated by this Agreement and the Seller Note other than (a) requirements of federal and state securities laws, (b) those that may be required solely by Buyers’ participation in the transaction contemplated hereby, and (c) those already obtained.

SECTION 12.5 Litigation. There are no lawsuits, claims, proceedings, or investigations pending or, to each of Buyers’ knowledge, threatened against either Buyer or any of its Affiliates or administrative proceedings to which either Buyer or any of its Affiliates is a party, which could prevent the consummation of the transactions contemplated by this Agreement.

EXECUTION COPY

ARTICLE XIII

COVENANTS

SECTION 13.1 Public Announcements. Buyers may issue a press release on or after the Closing Date with respect to the transactions contemplated by this Agreement. Unless required by Law, neither of Sellers will disclose, directly or indirectly, the terms of or reveal the existence of any prior discussions between the parties or the terms of this Agreement to any Person, other than its attorneys, accountants, lenders, advisors and representatives who are required to be informed thereof in connection with their approval of the transactions contemplated by this Agreement or their representation of each of Sellers in connection with the contemplated transactions.

SECTION 13.2 Transfer Taxes. All transfer, sales, use, and stock transfer Taxes incurred in connection with this Agreement or the transactions contemplated hereby (“Transfer Taxes”) shall be borne equally by Sellers, on the one hand, and Buyers, on the other hand.

SECTION 13.3 Tax Matters.

(a) Return Filings. Other than Tax Returns relating to Transfer Taxes, Sellers shall timely prepare and file all Tax Returns with the appropriate Taxing Authorities relating to the Transferred Companies for taxable periods ending on or prior to the Closing Date, and shall pay all Taxes due with respect to such Tax Returns. To the extent permitted by Law, all such Tax Returns shall be prepared in a manner consistent with past practice of Sellers and the Transferred Companies. Buyers shall timely prepare and file, or cause to be prepared and filed, with the appropriate Taxing Authorities all Tax Returns relating to Transfer Taxes as well as all Tax Returns for Straddle Periods and for taxable periods beginning after the Closing Date required to be filed by the Transferred Companies, and shall pay or cause the Transferred Companies to pay all Taxes owed or incurred by the Transferred Companies with respect to such Tax Returns. Buyers shall present each Straddle Period Tax Return to Sellers for review at least ten (10) days before the date on which such Straddle Period Tax Return is required to be filed. In the event that Sellers reasonably object to such Straddle Period Tax Return, then Sellers shall raise its reasonable objection in writing together with the basis for such objection no later than five (5) days after the delivery of such Straddle Period Tax Return. To the extent that Sellers have so objected, Sellers and Buyers shall attempt in good faith to resolve the dispute and, if they are unable to do so, the disputed items shall be resolved within a reasonable time, taking into account the deadline for filing such Straddle Period Tax Return, by Referee. Upon resolution of such disputed items, Buyers shall file the relevant Straddle Period Tax Return on that basis. The costs, fees, and expenses of such certified public accounting firms shall be borne equally by Sellers and Buyers. In the event that the parties are unable to resolve a dispute with respect to a Straddle Period Tax Return prior to the due date of such Straddle Period Tax Return, Buyers shall in all events be permitted to file such Straddle Period Tax Return as required by law.

(b) Cooperation. Sellers and Buyers shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. Sellers and their Affiliates will need access,

EXECUTION COPY

from time to time, after the Closing Date, to certain accounting and Tax records and information held by the Transferred Companies to the extent such records and information pertain to events occurring prior to the Closing Date; therefore, Buyers shall, and shall cause the Transferred Companies to, (i) properly retain and maintain such records until the applicable statute of limitations expires (giving effect to any extension thereof), and (ii) allow Sellers and their agents and representatives (and agents or representatives of any of its Affiliates), at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records as Sellers may reasonably deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at Sellers’ expense.

(c) Refunds and Credits. Any refund or credit of Taxes relating or attributable to a Tax Return described in the first sentence of Section 13.3(a) shall belong to and shall promptly be paid to Sellers. Any refund or credit of Taxes of any of the Transferred Companies for any Straddle Period and for any taxable period beginning after the Closing Date shall belong to and shall promptly be paid to Buyers. Buyers shall, if Sellers so reasonably request and at Sellers’ expense, cause the Transferred Companies to file for and obtain any refunds or credits to which Sellers are entitled under this Section 13.3(c). Buyers shall permit Sellers to control the prosecution of any such refund claim and, where deemed appropriate by Sellers, shall authorize by appropriate powers of attorney such Persons as Sellers shall designate to represent the Transferred Companies with respect to such refund claim. Buyers shall control the prosecution of any refund claim relating to a Straddle Period. Each party shall, or shall cause its Affiliates to, forward to any other party entitled under this Section 13.3(c) to any refund or credit of Taxes any such refund within ten (10) days after such refund is received or reimburse such other party for any such credit within ten (10) days after the credit is allowed or applied against other Tax liability.

SECTION 13.4 Solvency After the Closing; Dissolution.

(a) Sellers are not now insolvent and will not be rendered insolvent by any of the transactions contemplated by this Agreement. As used in this Section 13.4, “insolvent” means that the sum of the debts and other probable liabilities of each of Sellers exceeds the present fair saleable value of such Sellers’ assets.

(b) Immediately after giving effect to the consummation of the transactions contemplated by this Agreement: (i) each of Sellers will be able to pay its liabilities as they become due in the usual course of its business; (ii) each of Sellers will not have unreasonably small capital with which to conduct its present or proposed business; (iii) each of Sellers will have assets (calculated at fair market value) that exceed such Sellers’ liabilities; and (iv) taking into account all pending and threatened litigation, final judgments against either Seller in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, such Seller will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of such Seller. The cash available to each of Sellers, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms.

EXECUTION COPY

(c) Sellers agree, and each of the Key Persons agree, that it will not dissolve or liquidate, or will not cause the dissolution or liquidation, of either of Sellers for a period of thirty-six (36) months following the Closing Date.

SECTION 13.5 Confidentiality.

(a) From and after the Closing, Sellers shall keep confidential, and cause its Affiliates, and instruct their officers, directors, employees and advisors to keep confidential, all information of the Transferred Companies or the Prior Companies that the Transferred Companies or the Prior Companies have treated as their confidential or proprietary information, except (i) as required by applicable law or administrative process; provided, however, that Sellers shall promptly notify Buyers of any such request or requirement so that Buyers may seek a protective Order or other appropriate remedy and waive compliance with the provisions of this Section 13.5(a); and (ii) for information that is available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this Section 13.5(a). The covenant set forth in this Section 13.5(a) shall terminate on the date that is thirty-six (36) months after the Closing Date.

(b) The Sellers agree that irreparable damage would occur if any provision of this Section 13.5 were not performed in accordance with the terms hereof and that the Buyers shall be entitled to injunctive relief to prevent breaches of the provisions hereof and to specifically enforce the provisions hereof, in addition to any other remedy to which they are entitled at law or equity.

SECTION 13.6 Sellers Covenant Not To Compete and No Solicitation. To assure that Buyers will realize the benefits of the transactions contemplated hereby, each of Sellers agrees as follows:

(a) From the Closing Date until thirty-six (36) months after the Closing Date (the “Non-Compete Termination Date”), each of Sellers will not, directly or indirectly, alone or as a partner, joint venturer, officer, director, member, employee, consultant, agent or independent contractor of, or lender to, any person, entity or business, engage in any business that engages in or otherwise performs executive search services in the United States, Canada, or any country throughout Latin America.

(b) From the Closing Date until the Non-Compete Termination Date and except as set forth in the Transition Services Agreement, each of Sellers will not: (i) divert, take away, solicit or interfere with any present or future customer or account of any of the Transferred Companies or any of its Affiliates, or offer to provide to such customer or account, directly or indirectly, services of the type provided by any of the Transferred Companies, and (ii) solicit for employment or engagement as an independent contractor or agent, any Person who was in the six (6) month period preceding the solicitation, or is at the time of the solicitation, an employee, independent contractor or agent of any of the Transferred Companies or any of its Affiliates.

(c) Each of Sellers acknowledges that the restrictions in this Section 13.6 are reasonable in scope and duration and are necessary to protect Buyers after the Closing. Each of Sellers acknowledges that either of Seller’s breach of this Section 13.6 will cause irreparable

EXECUTION COPY

damage to Buyers, and upon breach of any provision of this Section 13.6, Buyers will be entitled to seek, from a court of competent jurisdiction, injunctive relief, specific performance or other equitable relief without bond or other security; provided, however, that the foregoing remedies will in no way limit any other remedies Buyers may have. If any provision of this Section 13.6 as applied to either Seller or to any circumstance, is adjudged by a Governmental Authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the same will in no way affect any other circumstance or the enforceability of the remainder of this Agreement. If any such provision, or any part thereof, is held not to be enforceable in accordance with its terms because of the duration of such provision, the area covered thereby, or the scope of the activities covered, the parties hereto agree that the Governmental Authority, arbitrator, or mediator making such determination will have the power to reduce the duration, area, and/or scope of activities of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable in accordance with its terms and will be enforced.

(d) The obligations of Sellers set forth in Sections 13.6(a) and (b) will extinguish with immediate effect and be of no further applicability in the event of a material default under the terms of the Seller Note. For purposes hereof, a material default shall have occurred if the Buyers fail to make any payments due under the Seller Note within the time periods set forth in Section 9 of such Seller Note, and such default is not cured within 30 calendar days after Sellers’ written notification that such payment has not been received on the due date therefor. In the event Sellers are required to deliver or otherwise transfer any sums received from Buyers in satisfaction of the payments of principal and interest due under the terms of the Seller Note to JPMorgan Chase Bank, N.A. or its duly appointed assignee or successor, due to its obligations under any of the terms of that certain Subordination Agreement dated as of January 31, 2012, this Section 13.6(d) shall, notwithstanding the Buyers’ payments of any principal or interest to Sellers, become applicable.

SECTION 13.7 Intentionally reserved.

SECTION 13.8 Key Persons. Each of the Key Persons agrees not to voluntarily terminate his or her engagement with the Transferred Company engaging such Key Person immediately after the Closing, or if such Key Person’s engagement with the Transferred Company is through an Affiliate of the Key Person, voluntary terminate the Affiliate’s engagement with the Transferred Companies, for a period of thirty-six (36) months after the Closing Date.

SECTION 13.9 Key Persons Covenants. To assure the Buyers will realize the benefits of the transactions contemplated hereby, each of the Key Persons hereby agrees to the covenants set forth in his or her respective Key Person Non-Compete Agreements, attached hereto as Exhibit D through Exhibit Q. The covenants set forth in Exhibit D through Exhibit Q are collectively referred to as the “Key Person Non-Compete Agreements.” Furthermore, each Key Person covenants that in the event of a voluntary termination or termination for “Cause” (as such term is defined in the Key Person’s Key Person Non-Compete Agreement) of the employment relationship or other engagement with the respective Transferred Company (i) he or she will cooperate to the fullest extent possible to permit Buyers to enforce the terms of Section 7 of such Key Person Non-Compete Agreement, whether such enforcement would occur in the State of New York of the United States of America or locally where such Key Person has exercised any duties on behalf of such Transferred Company, and (ii) he or she will pay to Buyers such

EXECUTION COPY

amounts owed by such Key Person as set forth in Section 7 of his or her Key Person Non-Compete Agreement. Notwithstanding the foregoing, in no event shall Buyers be entitled to any recovery exceeding the damages the parties to such Key Person Non-Compete Agreement have agreed to under the terms thereof.

SECTION 13.10 Further Assurances. Each of the Buyers and the Sellers shall use (and shall cause their Affiliates to use) their commercially reasonable efforts to take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement.

SECTION 13.11 Compensation. For a period of two years after the Closing Date, Buyers agree to cause the Transferred Companies that are employing or otherwise engaging each of the Key Persons to utilize the same system of compensation as set forth in such Key Person’s employment, consultancy or agency agreement he or she entered into with such Transferred Company as of the Closing Date. Notwithstanding the foregoing, for any Key Persons that have a minimum guaranteed compensation arrangement pursuant to the terms of their employment or engagement with the respective Transferred Company, such minimum guaranteed compensation shall be limited in accordance with the terms of such Key Person’s employment or engagement contract.

ARTICLE XIV

CLOSING

SECTION 14.1 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Ulmer & Berne LLP, 1660 W. 2nd Street, Suite 1100, Cleveland, Ohio 44113, at 5:01 p.m. on January 31, 2012 (the “Closing Date”); provided that the parties agree that as provided in the Transition Services Agreement, the benefits and burdens of the Latin America Business shall have transferred to the Buyers effective as of January 1, 2012 (the “Effective Date”). At the Closing:

(a)	Seller shall deliver or cause to be delivered to Buyers the following:

(i)	duly executed counterpart signature pages to this Agreement;

(ii)	certificates representing all of the Shares in appropriate form for transfer to Buyer or accompanied by stock powers duly executed in blank;

(iii)	duly executed counterpart signature pages to the Transition Services Agreement, attached hereto as Exhibit C, dated as of the date of this Agreement (the “Transition Services Agreement”);

(iv)	all other documents required to be delivered by Sellers to Buyers at or prior to the Closing pursuant to the terms of this Agreement;

(v)	copies of the resolutions of the Board of Directors and the Shareholders of each of Sellers certified as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby; and

EXECUTION COPY

(vi)	the employment or engagement agreements entered into by the employees and Key Persons of the Transferred Companies, which set forth the basic terms of employment for each such individual, in forms acceptable to Buyers, duly executed by the appropriate parties, including, without limitation the Key Person Non-Compete Agreements.

(b)	Buyers shall deliver or cause to be delivered to Sellers the following:

(i)	duly executed counterpart signature pages to this Agreement;

(ii)	by wire transfer of immediately available United States funds, the Closing Day Payment;

(iii)	the Seller Note, executed by CTP USA;

(iv)	the legal opinion issued by Ulmer & Berne LLP in connection with the Seller Note;

(v)	duly executed counterpart signature pages to the Transition Services Agreement;

(vi)	the employment or engagement agreements entered into by the employees and Key Persons of the Transferred Companies, which set forth the basic terms of employment for each such individual, in forms acceptable to Buyers, duly executed by the appropriate parties, including, without limitation the Key Person Non-Compete Agreements; and

(vii)	copies of the resolutions of the Board of Directors or Managers, as the case may be, of each of Buyers certified as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

ARTICLE XV

INDEMNIFICATION

SECTION 15.1 Indemnity.

(a) General Indemnification by Sellers and Key Persons. Subject to the limitations set forth in this Article XV, the Sellers, jointly and severally, and the Key Persons, severally (as described in Section 15.1(d)) and not jointly, will indemnify and hold each of Buyers, each of Buyers’ successors and assigns, and their respective shareholders or partners, directors, officers and employees (each a “Buyer Indemnified Person” and collectively, the “Buyer Indemnified Persons”) harmless from and with respect to any and all claims, liabilities, losses, damages, costs

EXECUTION COPY

and expenses, including, without limitation, the reasonable fees and disbursements of counsel (collectively, “Damages”), based upon, resulting from, or arising out of (i) any breach of any representation or warranty contained in or referred to in this Agreement or in any certificate delivered pursuant to Section 14.1(a)(v); (ii) any breach by either Seller of, or any failure of either Seller to perform, any of the covenants, agreements or obligations contained in or made pursuant to this Agreement; (iii) Taxes (A) of or relating to the Transferred Companies, their respective assets, income or business with respect to any Tax period prior to January 1, 2012, and (B) of or relating to the Prior Companies, their respective assets, income or business with respect to any Tax period, (iv) the operations of Latin American Business prior to January 1, 2012, except for any (x) obligations under any of the Prior Companies’ search contracts open as of January 2, 2012 for which Buyers are entitled to the commercial benefit of as set forth in the Transition Services Agreement and (y) open guarantee obligations under search contracts completed prior to January 2, 2012; and (v) any liabilities or financial obligations of the Prior Companies, including without limitation those for which the Transferred Companies are lawfully determined to have successor liability.

(b) Limitation of Certain Damages. With respect to any Damages claimed by Buyers due to a Key Person’s breach of Section 13.8 hereof or of such Key Person’s Key Person Non-Compete Agreement (in each case, a “Breaching Key Person”), Buyers may, without limiting their rights or remedies against the Breaching Key Person, offset from each installment due to Buyers under the Seller Note on January 2, 2013, and January 2, 2014, as more fully set forth in the Seller Note. Subject to the foregoing, Sellers and the other Key Persons (but not the Breaching Key Person) shall not otherwise be held liable to Buyers (or any of the Buyer Indemnified Parties) for any further Damages resulting from such Breaching Key Person’s breach of Section 13.8 hereof or his or her covenants under his or her Key Person Non-Compete Agreement. For the avoidance of doubt, Buyers shall not be entitled to any recovery in excess of the amounts provided for in Section 7 of the respective Key Person’s Key Person Non-Compete Agreement.

(c) General Indemnification by Buyers. Subject to the limitations set forth in this Article XV, each of Buyers, jointly and severally, will indemnify and hold each of Sellers and its shareholders, directors, officers and employees (each a “Seller Indemnified Person” and collectively, the “Seller Indemnified Persons”) harmless from and with respect to any and all Damages based upon, resulting from, or arising out of (i) any breach of any representation or warranty contained in or referred to in this Agreement or in any schedule or in the certificate delivered by Buyer pursuant to Section 14.1(b)(vii); and (ii) any breach by either Buyer of, or any failure of either Buyer to perform, any of the covenants, agreements or obligations contained in or made pursuant to this Agreement.

(d) Pro-Rata Share. Subject to the other limitations set forth in this Article XV, with respect to Damages, each Key Person shall only be required to indemnify the Buyer Indemnified Persons up to the amount of Damages multiplied by the indemnifying party’s Pro Rata Share set forth on across from such person’s name on Schedule 15.1(d) so that no Key Person shall be liable for any amount in excess of their Pro Rata Share of the Damages.

(e) Time Limitation. Sellers and the Key Persons will have liability (for indemnification or otherwise) with respect to any breach of a representation or warranty (other

EXECUTION COPY

than any breach of any of Sellers’ or any Key Person’s representations and warranties involving fraud by any Seller or Key Persons or any intentional breach by Sellers or any Key Person of any covenant or obligation as to which a claim may be made at any time prior to the expiration of all statutes of limitations with respect to claims against Sellers or Key Persons related thereto), only if on or before the twenty four (24) month anniversary of the Closing Date, Buyers notify Sellers of a claim (in accordance with Section 17.5 of this Agreement) specifying the factual basis of the claim in reasonable detail to the extent then known by Buyers. Any claim for indemnification not made by Buyers on or prior to that date will be irrevocably and unconditionally released and waived. Notwithstanding the foregoing, those representations made under Sections 4.1 and 4.3 shall not be subject to the foregoing time limitation.

(f) Post-Closing. Buyers acknowledge and agree that the Sellers and Key Persons shall not have any liability under any provision of this Agreement for any Damages to the extent that such Damages relates to action taken by Buyers (other than the Sellers and Key Persons in breach of this Agreement) after the Closing Date. Buyers shall take and shall cause their Affiliates to take all reasonable steps to mitigate any Damages upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto.

SECTION 15.2 Third Party Claims.

(a) In the event that an Indemnified Party desires to make a claim against an Indemnifying Party under Section 15.1 above in connection with any action, suit, proceeding or demand at any time instituted against or made upon the Indemnified Party by any Person (other than Sellers, Buyers or any of their Affiliates) for which the Indemnified Party make seek indemnification hereunder (a “Third Party Claim”), the Indemnified Party shall promptly notify the Indemnifying Party of such Third Party Claim and of the Indemnified Party’s claim of indemnification with respect thereto. The Indemnifying Party shall have thirty (30) days after receipt of such notice to notify the Indemnified Party if it has elected to assume the defense of such Third Party Claim, provided, that the Indemnified Party shall in any event be entitled to take such actions as are reasonably necessary to avoid prejudicing the Indemnified Party’s rights with respect to such Third Party Claim during such 30-day period while it awaits notice from the Indemnifying Party. Once the Indemnifying Party elects to assume the defense of such Third Party Claim, the Indemnifying Party shall be entitled at its own expense to conduct and control the defense and settlement of such Third Party Claim through counsel of its own choosing; provided that the Indemnified Party may participate in the defense of such Third Party Claim with its own counsel at its own expense. If the Indemnifying Party fails to notify the Indemnified Party within thirty (30) days after receipt of the Indemnified Party’s notice of a Third Party Claim, the Indemnified Party shall be entitled to assume the defense of such Third Party Claim at the expense of the Indemnifying Party, provided, that the Indemnified Party may not settle any Third Party Claim without the Indemnifying Party’s consent (such consent not be unreasonably withheld). For the avoidance of doubt, any claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought.

(b) After an Indemnified Party has asserted a reasonably detailed claim in good faith (whether or not such claim is ultimately determined to be justified) against an Indemnifying Party with respect to a Third Party Claim hereunder, the Indemnified Party shall

EXECUTION COPY

forward to the Indemnifying Party notice of any sums that may be owing by the Indemnifying Party pursuant to this Agreement with respect to such matter. Subject to the terms of this Agreement and the Seller Note, the Buyer Indemnified Persons may set-off from any installments of principal due under the Seller Note if the Sellers or the Key Persons, as the case may be, any sums to which the Buyer Indemnified Persons may be entitled in accordance with this ARTICLE XV; provided, however, that any such sums set-off from any installment of principal due under the Seller Note shall be held by the Buyer Indemnified Persons in trust pending final non-appealable resolution of such Third Party Claim made in good faith. Any set-off made by the Buyer Indemnified Persons in good faith (whether or not such set-off is ultimately determined to be justified) under the Seller Note will not constitute an event of default thereunder. Neither the exercise of, nor the failure to exercise such right of set-off, will constitute an election of remedies or limit the Buyer Indemnified Parties in any manner in the enforcement of any other remedies that may be available to it.

SECTION 15.3 Exclusive Remedy. Except for injunctive relief or specific performance to which a party may be entitled under Sections 13.5 and 13.6, and except for claims for fraud, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article XV and those remedies set forth in the Key Person Non-Compete Agreements. In furtherance of the foregoing, but subject to Sections 13.5 and 13.6 and those remedies set forth in the Key Person Non-Compete Agreements, each party hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other party hereto and their Affiliates arising under or based upon law, except pursuant to the indemnification provisions set forth in this Article XV.

SECTION 15.4 Calculation of Damages. The amount of any Damages for which indemnification is provided under this Article XV shall be net of any insurance proceeds or other cash receipts or sources of reimbursement received as an offset against any such Damages. The parties hereto shall use their commercially reasonable efforts to recover under insurance policies for any Damages.

SECTION 15.5 Limitations of Representations, Warranties and Covenants of Sellers. Notwithstanding anything to the contrary set forth in this Agreement, the Schedules hereto, or any certificate delivered in connection herewith, no representation, warranty, covenant or agreement of Sellers contained in this Agreement, the Schedules hereto or any certificate delivered in connection herewith shall be breached or deemed breached as a result of, and neither Sellers nor any other Person shall have any liability for any impact on the business of the Transferred Companies as a result of any change in the accounting policies, practices or procedures adopted by Buyers or the Transferred Companies after the Closing Date.

SECTION 15.6 Certain Limitations on Indemnification. Neither a Buyer Indemnified Person nor a Seller Indemnified Person shall be entitled to indemnification pursuant to Section 15.1(a)(i) through (iv) or Section 15.1(c)(i) or (ii) with respect to any matter of which Buyers or

EXECUTION COPY

the Key Persons, respectively, had Knowledge or waived prior to the Closing. The Key Persons shall not be required to indemnify any Buyer Indemnified Person and Buyers shall not be required to indemnify any Seller Indemnified Person to the extent of any Damages that an arbitration tribunal appointed in accordance with Section 17.4 hereof shall have determined by final judgment to have resulted from the bad faith, gross negligence or willful misconduct of the party seeking indemnification.

SECTION 15.7 Tax Treatment of Indemnity Payments. All indemnification payments made pursuant to this Article XV shall be treated as adjustments to the Purchase Price for Tax purposes.

SECTION 15.8 Materiality. For purposes of calculating the amount of Damages caused by a breach of a representation, warranty or covenant in this Agreement, but not for purposes of determining whether a breach has occurred, all “material” qualifications contained in the representations, warranties, and covenants will be disregarded.

SECTION 15.9 Key Person Non-Compete Limitation. This Article XV shall not limit Damages incurred by Buyers or the Transferred Companies for any breach by any Key Person, or any failure of any Key Person to perform, any of the covenants, agreements or obligations contained in or made pursuant to the respective Key Person Non-Compete Agreements attached hereto as Exhibits D – Q that such Key Person is a party.

ARTICLE XVI

KEY PERSON REPRESENTATIVE

SECTION 16.1 Appointment of the Key Person Representative. By executing this Agreement, each Key Person hereby appoints Nestor D’Angelo, and his, her or its duly appointed successors, as his, her or its true and lawful attorney-in-fact and agent, with full power of substitution or resubstitution, to act on behalf of such Key Person in any disputes involving this Agreement, the exhibits (but not including the Key Person Non-Compete Agreements attached hereto as Exhibits D-Q), the Schedules, any certificate delivered by Sellers pursuant to this Agreement, and the Seller Note (other than any disputes involving Damages for which such Key Person is solely liable), to do or refrain from doing all such further acts and things, and to execute all such documents as the Key Person Representative deems necessary or appropriate in connection with the transactions contemplated by this Agreement, including the power:

(a) to act for such Key Person with regard to Damages (other than Damages for which such Key Person is solely liable), including the power to compromise, negotiate and settle any claim for Damages on behalf of such Key Person and to transact matters of litigation, and to act for such Key Person under this Agreement;

(b) to execute and deliver all amendments, waivers, ancillary agreements, certificates and documents that the Key Person Representative deems necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement;

(c) to give and receive all notices and communications to be given or received under this Agreement and to receive service of process in connection with any claims under this Agreement, including service of process in connection with arbitration;

EXECUTION COPY

(d) to receive funds, make payments of funds, and give receipts for funds;

(e) to receive funds for the payment of expenses of such Key Person and apply such funds in payment for such expenses; and

(f) to do or refrain from doing any further act or deed on behalf of such Key Person that the Key Person Representative deems necessary or appropriate in its sole discretion relating to the subject matter of this Agreement as fully and completely as such Key Person could do if personally present.

SECTION 16.2 Other Powers and Duties of the Key Person Representative. The Key Person Representative is free to resign and is entitled to appoint his, her or its successor. The Key Persons holding a majority of the aggregate Pro Rata Shares as of immediately prior to the Closing shall have the authority to appoint a replacement Key Person Representative. The parties hereto and any other Person may conclusively and absolutely rely, without inquiry, upon any action of the Key Person Representative in all matters referred to herein. Any action taken by the Key Person Representative will be in writing and will be signed by the Key Person Representative. The Key Persons hereby confirm and ratify all that the Key Person Representative does or causes to be done by virtue of his, her or its appointment as the representative of the Key Persons hereunder. The Key Person Representative will act for the Key Persons on all of the matters set forth in this Agreement in the manner the Key Person Representative believes to be in the best interest of the Key Persons, and consistent with the obligations of the Key Persons under this Agreement, but the Key Person Representative is not responsible to the Key Persons for any loss or damages which the Key Persons may suffer by the performance of the Key Person Representative’s duties under this Agreement, other than loss or damages arising from willful violation of any applicable Law, bad faith or fraud in the performance of such duties under this Agreement and in no event do any such losses or damages include consequential, incidental, indirect, special, exemplary or punitive losses or damages of any kind whatsoever. The Key Person Representative does not have any duties or responsibilities except those expressly set forth in this Agreement, and no implied covenants, functions, responsibilities, duties, obligations or liabilities are read into this Agreement or otherwise exist against the Key Person Representative.

SECTION 16.3 Reliance by the Key Person Representative. The Key Person Representative is entitled to rely, and is fully protected in relying, upon any statements furnished to it by any party hereto or any other evidence reasonably deemed by the Key Person Representative to be reliable, and the Key Person Representative is entitled to act on the advice of counsel selected by him, her or it. The Key Person Representative is fully justified in failing or refusing to take any action under this Agreement unless he, she or it has received such advice or concurrence of the Key Persons as he, she or it deems appropriate or he, she or it has been expressly indemnified to his, her or its satisfaction by the Key Persons (severally but not jointly) against any and all liability and expense that the Key Person Representative may incur by reason of taking or continuing to take any such action. The Key Person Representative is in all cases fully protected in acting, or refraining from acting, under this Agreement in accordance with a request of the Key Persons who, in the aggregate, received at least 50% of the aggregate Pro Rata Share at the Closing, and such request, and any action taken or failure to act pursuant thereto, is binding upon all the Key Persons to the extent otherwise permitted hereunder.

EXECUTION COPY

SECTION 16.4 Expenses of the Key Person Representative. The Key Person Representative is entitled to retain counsel and to incur such expenses (including court costs and reasonable attorneys’ fees and expenses) as the Key Person Representative deems to be necessary or appropriate in connection with his, her or its performance of his, her or its obligations under this Agreement. Each Key Person will bear a portion of all reasonable fees and expenses incurred by the Key Person Representative in performing his, her or its duties hereunder which amount shall equal the aggregate amount of such fees and expenses multiplied by that Key Person’s Pro Rata Share. To the extent such Key Persons Pro Rata Shares are insufficient or unavailable to cover fees and expenses incurred by the Key Person Representative, the Sellers will assume the payment of any reasonable fees and expenses incurred by the Key Person Representative in accordance herewith.

SECTION 16.5 Indemnification. Each Seller and Key Person hereby agrees (severally but not jointly) to indemnify the Key Person Representative (in his, her or its capacity as such) against, and to hold the Key Person Representative (in its capacity as such) harmless from, his, her or its Pro Rata Portion of any and all Damages of whatever kind which may at any time be imposed upon, incurred by or asserted against the Key Person Representative in such capacity in any way relating to or arising out of the Key Person Representative’s action or failure to take action pursuant to this Agreement or in connection herewith in such capacity; provided, however, that no Key Person is liable for the payment of any portion of such Damages to the extent resulting from the bad faith or fraud of the Key Person Representative or any violation by the Key Person Representative of his, her or its obligations under this Agreement.

ARTICLE XVII

MISCELLANEOUS PROVISIONS

SECTION 17.1 Amendment and Modification. This Agreement may only be amended, modified or supplemented by a written instrument signed by all of the parties hereto, or, in the alternative, each of the Buyers and the Key Person Representative.

SECTION 17.2 Waiver of Compliance; Consents. Any failure of Buyers, on the one hand, or of Sellers or the Transferred Companies, on the other hand, to comply with any obligation, covenant, agreement or condition contained herein may be waived in writing by each of Sellers or each of Buyers, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.

SECTION 17.3 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

SECTION 17.4 Parties in Interest. This Agreement shall be binding upon and, except as specifically set forth herein, inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, except as specifically set forth herein, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

EXECUTION COPY

SECTION 17.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon the earlier of delivery thereof if by hand or upon receipt if sent by mail (registered or certified, postage prepaid, return receipt requested) or on the second next Business Day after deposit if sent by a recognized overnight delivery service or upon transmission if sent by telecopy or facsimile transmission (with request of assurance of receipt in a manner customary for communication of such type) as follows:

(a) If to Buyers, to:

CTPartners Executive Search, Inc.

28601 Chagrin Blvd., Suite 600

Beachwood, OH 44122

Attention: Mr. David Nocifora

Email: dnocifora@ctnet.com

Telephone: 216.682.3108

Fax: 216.464.6172

with a copy to:

Ulmer & Berne LLP

1660 West 2nd Street, Suite 1100

Cleveland, OH 44113

Attention: Mr. Doug Sesnowitz

Email: dsesnowitz@ulmer.com

Telephone: 216.583.7144

Fax: 216.583.7145

(b) If to Sellers, to:

CTPartners Latin America Inc.

Carrera 10 No.97A-13

Bogota, Colombia 44113

Attention: Mr. Nestor D’Angelo

Email: ndangelo@ctnet.com

Telephone: +57 1 642 3891

EXECUTION COPY

with a copy to:

Brigard & Urrutia Abogados S.A.

Calle 70A No. 4-41

Bogota, Colombia

Attention: Mr. Sergio Michelsen

SECTION 17.6 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York, without regard to any conflicts of laws.

SECTION 17.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

SECTION 17.8 Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 17.9 Entire Agreement. This Agreement, the Schedules, and all of the exhibits attached hereto embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein or therein. There are no agreements, representations, warranties or covenants other than those expressly set forth herein or therein. This Agreement, the Schedules, and all of the exhibits attached hereto supersede all prior agreements and understandings between the parties with respect to such subject matter.

SECTION 17.10 Assignment. This Agreement shall not be assigned by operation of law or otherwise, except by either of Buyers to any of its Affiliates, now or hereafter existing. In the event of any permitted assignment, the assigning party shall not be released from its obligations hereunder.

SECTION 17.11 Jurisdiction and Venue. The state and federal courts located in the Borough of Manhattan in New York City in the State of New York shall have exclusive jurisdiction and venue over equitable disputes arising from this Agreement and the parties hereby submit to and consent irrevocably to the jurisdiction of such courts for these purposes. All claims, other than claims involving equitable relief, relating to this Agreement shall be submitted to arbitration in the Borough of Manhattan in New York City in the State of New York in accordance with the rules of the American Arbitration Association. Each party waives any objection it may have now or hereafter to the laying of the venue of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court or arbitration in any such suit, action or proceeding.

SECTION 17.12 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

SECTION 17.13 Expenses. Except as otherwise set forth in this Agreement and that certain

EXECUTION COPY

Letter of Intent dated August 5, 2011 (as amended by that certain Amendment to Letter of Intent dated December 29, 2011), all other costs and expenses incurred in connection with the consummation of the transactions contemplated by this Agreement by Buyers shall be paid by Buyers, and all other costs and expenses incurred in connection with the consummation of the transactions contemplated by this Agreement by Sellers shall be paid by Sellers.

SECTION 17.14 Key Person Non-Compete Agreement Limitation. Notwithstanding the foregoing Sections 17.1 – 17.8, and 17.10 – 17.12, such provisions shall not apply to the Key Person Non-Compete Agreements, attached hereto as Exhibits D—Q. Such similar provisions applicable to the agreements, covenants and obligations of the Key Person Non-Compete Agreements are set forth therein.

[Signature Page Follows]

EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CTPARTNERS EXECUTIVE SEARCH INC.

By:	/s/ David Nocifora
Printed Name: David Nocifora
Title: Chief Financial Officer

CTPARTNERS LA (USA) LLC

By:	/s/ David Nocifora
Printed Name: David Nocifora
Title: Chief Financial Officer

CTPARTNERS LATIN AMERICA INC.

By:	/s/ Nestor D’Angelo
Printed Name: Nestor D’Angelo
Title: Legal Representative

CTP VEN CORP.

By:	/s/ Nestor D’Angelo
Printed Name: Nestor D’Angelo
Title: Legal Representative

KEY PERSON REPRESENTATIVE:

/s/ Nestor D’Angelo
Nestor Osvaldo D’Angelo

EXECUTION COPY

KEY PERSONS:

/s/ Lourit Andrade
Lourit Andrade

/s/ Eduardo Antunovic
Eduardo Antunovic

/s/ Karin Brandes
Karin Brandes

/s/ Jorge Caridad
Jorge Caridad

/s/ Magui Castro
Magui Castro

/s/ Nestor D’Angelo
Nestor Osvaldo D’Angelo

/s/ Maria Angelica Wiegand Calvo
Maria Angelica Wiegand Calvo

EXECUTION COPY

/s/ Fernando Lezama
Fernando Lezama

/s/ Pablo Londono
Pablo Londoño

/s/ Alan MacDonald
Alan MacDonald

/s/ Christina Mejia
Christina Mejia

/s/ Maria Alejandra Trujillo
Maria Alejandra Trujillo

/s/ Arthur Vasconcellos
Arthur Vasconcellos

/s/ Maria Cali Santa-Maria Rizo
Maria Cali Santa-Maria Rizo